UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12

NIQ Global Intelligence plc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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NIQ GLOBAL INTELLIGENCE PLC
Ten Earlsfort Terrace
Dublin 2
D02 T380
Ireland

NOTICE OF 2026 ANNUAL GENERAL MEETING
To Be Held on Thursday, May 21, 2026
Dear Shareholder:
You are cordially invited to the 2026 annual general meeting (the “AGM”) of NIQ Global Intelligence plc (the “Company” or “NIQ”). The proxy statement accompanying this letter describes the business we will consider at the meeting and is being distributed and made available on or about April 9, 2026. Please read the proxy statement and arrange for your shares to be voted. Regardless of the number of shares you own, your vote is important. You will find instructions for online and telephone voting included on your proxy card(s) and in the attached notice. If you received paper copies of our proxy materials, you can also vote by mail by returning your completed and signed proxy card(s). The AGM will be held at the offices of Arthur Cox LLP at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland on Thursday, May 21, 2026 at 3:00 p.m. (Irish local time) to consider and vote on the following matters:
1.To elect, by separate resolutions, the four Class I director nominees named in this proxy statement to the board of directors, to serve until the conclusion of the Company’s 2029 annual general meeting;
2.To ratify, in a non-binding advisory vote, the selection of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2026 and to authorize, in a binding vote, the board of directors, acting through the audit committee, to set the independent auditor’s remuneration;
3.To approve, on an advisory basis, the compensation of the Company’s named executive officers;
4.To approve, on an advisory basis, the frequency of future advisory votes to approve the compensation of the Company’s named executive officers;
5.To authorize the Company and/or any subsidiary of the Company to make market purchases of ordinary shares of the Company;
6.To determine the price range at which the Company can re-allot treasury shares;
7.To approve the capital reduction and the creation of distributable reserves; and
8.To consider and act on such business as may properly come before the AGM or any adjournment or postponement thereof.
Proposal No. 1, relating to the appointment of Class I Directors, requires that each of the director nominees be elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
Proposal No. 4, relating to the advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers is a resolution that requires that whichever option frequency between once every one year, two years, or three years that receives a plurality of the votes cast will be determined to be the preferred frequency with which the Company is to hold a shareholder vote.
Proposals No. 2, 3 and 5 are ordinary resolutions, requiring the approval of a simple majority of the votes cast at the meeting.
Proposals No. 6 and 7 are special resolutions, requiring the approval of a 75% majority of the votes cast at the meeting.
Only shareholders of record as of the close of business on March 27, 2026 are entitled to receive notice of and to vote at the AGM.
Whether or not you expect to attend the AGM in person, we encourage you to promptly arrange for your vote to be cast so that your shares will be represented and voted at the meeting. In order to attend the AGM in person, you must identify yourself at the AGM as a shareholder as of March 27, 2026 and produce a government issued photo identification. If you are a record owner, possession of a copy of a proxy card will be adequate evidence of ordinary share ownership. If you are a beneficial (but not record) owner, a copy of an account statement showing shares held for your benefit on March 27, 2026 and a legal proxy executed in your favor from your bank, broker or other nominee will be adequate evidence of ordinary share ownership.
If you are a shareholder entitled to attend and vote at the AGM, you are entitled to appoint a proxy or proxies to attend, speak and vote on your behalf. A proxy need not be a shareholder of the Company. If you wish to appoint as proxy any person other than the individuals specified on the proxy card to attend and vote at the AGM on your behalf, please contact our Company Secretary at our registered office or deliver to the Company Secretary at our registered office a proxy card in the form set out in Section 184 of the Irish Companies Act of 2014. Your nominated proxy must attend the AGM in person in order for your votes to be cast.
We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet expedites shareholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our AGM. Whether or not you plan to attend the AGM, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on each of your voting options, and the deadlines applicable to voting and appointing a proxy, described in the proxy statement.
During the AGM, together with a review of the Company’s affairs, management will also present the Irish statutory financial statements for the year ended December 31, 2025, and the reports of the directors and the independent auditor and accounting firm thereon. There is no requirement under Irish law that the Irish statutory financial statements be approved by shareholders, and no such approval will be sought at the AGM.
By Order of the Board of Directors,
John Blenke
Company Secretary
Chicago, Illinois
April 9, 2026
Important Notice Regarding Internet Availability of Proxy Materials for the Annual General Meeting to be Held on May 21, 2026: The proxy materials and our annual report for the fiscal year ended December 31, 2025 are available at www.ProxyVote.com . If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge for requesting a copy. Please choose one of the following methods to make your request:
1.BY INTERNET: www.ProxyVote.com
2.BY TELEPHONE: 1-800-579-1639
3.BY EMAIL: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank email with your 16-digit control number, which is printed in the box marked by the arrow on the Notice of Internet Availability, in the subject line.

The Company’s Irish statutory financial statements for the year ended December 31, 2025, including the related reports thereon, will be available no later than April 29, 2026 on our investor relations website at http://investors.nielseniq.com/financials/annual-reports. Shareholders may obtain a paper copy of these statements and reports free of charge by writing to our Company Secretary at the principal executive offices of NIQ Global Intelligence plc, 200 West Jackson Boulevard, Chicago, Illinois 60606, Attention: Company Secretary. Any request for a paper copy of these documents should be received by May 7,2026 in order to ensure timely delivery.

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NIQ GLOBAL INTELLIGENCE PLC
Ten Earlsfort Terrace
Dublin 2
D02 T380
Ireland

PROXY STATEMENT
2026 ANNUAL GENERAL MEETING
To Be Held on Thursday, May 21, 2026
INFORMATION CONCERNING SOLICITATION AND VOTING
This proxy statement contains information about our 2026 annual general meeting (the “AGM”). The meeting will be held on Thursday, May 21, 2026 at 3:00 p.m. (Irish local time). The AGM will be held at the offices of Arthur Cox LLP at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland.
Except where the context otherwise requires, references to “NIQ,” “the Company,” “we,” “us,” “our” and similar terms refer to NIQ Global Intelligence plc. References to “Principal Shareholders” refer collectively to Advent International, L.P. (“Advent”), Nuremberg Institute for Market Decisions (“NIM”) and KKR & Co. Inc., through its subsidiaries (collectively, “KKR”). References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this proxy statement.
This proxy statement and proxy card are being furnished in connection with the solicitation of proxies by our board of directors for use at the AGM and at any adjournment or postponement of that meeting. All proxies will be voted in accordance with the instructions they contain. If you submit a proxy card but do not specify your voting instructions, your proxy will be voted in accordance with the recommendations of our board of directors. We are making this proxy statement, the related proxy card and our annual report to shareholders for the fiscal year ended December 31, 2025 (our “2025 Annual Report”), available to shareholders for the first time on or about April 9, 2026.
A copy of our 2025 Annual Report as filed with the Securities and Exchange Commission (“SEC”), except for exhibits, will be furnished without charge to any shareholder upon written or oral request the principal executive offices of NIQ Global Intelligence plc, 200 West Jackson Boulevard, Chicago, Illinois 60606 or by calling 1-800-579-1639, by emailing sendmaterial@proxyvote.com or by submitting a request over the Internet at www.ProxyVote.com . This proxy statement and our 2025 Annual Report are also available on the SEC’s website at www.sec.gov. Any request for a paper copy of these documents should be received by May 7, 2026 in order to ensure timely delivery.
The Company’s Irish statutory financial statements for the year ended December 31, 2025, including the related reports thereon, will be available no later than April 29, 2026 on our investor relations website at http://investors.nielseniq.com/financials/annual-reports. Shareholders may obtain a paper copy of these statements and reports free of charge by writing to our Company Secretary at NIQ Global Intelligence plc, 200 West Jackson Boulevard, Chicago, Illinois 60606, Attention: Company Secretary. Any request for a paper copy of these documents should be received by May 7, 2026 in order to ensure timely delivery.

IMPORTANT INFORMATION ABOUT THE AGM AND VOTING
Q.Why do I have access to these materials?
A.We have made these proxy materials available to you because our board of directors is soliciting your proxy to vote at the AGM to be held on May 21, 2026 at 3:00 p.m. (Irish local time), including at any adjournments or postponements of the meeting. As a registered holder of ordinary shares as of the close of business on March 27, 2026, you are invited to attend the AGM and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under the rules adopted by the SEC and that is designed to assist you in voting your shares.
Q.Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A.In accordance with SEC rules, and as permitted by our memorandum and articles of association (together, our “Articles of Association”), we have elected to provide access to our proxy materials, including this proxy statement and our 2025 Annual Report, over the Internet. Accordingly, we plan to send a Notice Regarding the Availability of Proxy Materials (the “Notice”), to our shareholders of record entitled to vote at the AGM with instructions for accessing the proxy materials. We plan to mail the Notice on or about April 9, 2026 to all shareholders entitled to vote at the AGM.
All shareholders entitled to vote at the AGM may access the proxy materials by visiting the website referred to in the Notice, www.ProxyVote.com . This makes the proxy distribution process more efficient and less costly and helps conserve natural resources. The Notice also contains instructions to request to receive a printed set of the proxy materials. You may request a paper copy of the proxy materials by calling 1-800-579-1639, visiting www.ProxyVote.com or emailing sendmaterial@proxyvote.com. Any requests for a paper copy of the proxy materials should be received by May 7, 2026, in order to ensure timely delivery.
The Notice also identifies the date, time and location of the AGM; the matters to be acted upon at the meeting and our board of directors’ recommendation with regard to each matter; a telephone number (toll-free for U.S. and Canada), an e-mail address, and a website where shareholders can request to receive, free of charge, a paper or e-mail copy of the proxy statement, our 2025 Annual Report, our Irish Statutory Financial Statements and a form of proxy card relating to the AGM; and information on how to access and vote the form of proxy card.
Q.Can I vote my shares by filling out and returning the Notice?
A.No. The Notice identifies the items to be voted on at the AGM, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote in person, over the Internet or by telephone or by requesting and returning a printed proxy card. The Notice also provides instructions on how to attend the AGM.
Q.What does it mean if I receive more than one Notice?
A.If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Q.What is the purpose of the AGM?
A.At the AGM, shareholders will consider and vote on the following matters:
(1)To elect, by separate resolutions, the four Class I director nominees named in this proxy statement to the board of directors, each to serve until the Company’s 2029 annual general meeting.
(2)To ratify, in a non-binding advisory vote, the selection of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2026 and to authorize, in a binding vote, the board of directors, acting through the audit committee, to set the independent auditor’s remuneration.

(3)To approve, on an advisory basis, the compensation of the Company’s named executive officers;
(4)To approve, on an advisory basis, the frequency of future advisory votes to approve the compensation of the Company’s named executive officers;
(5)To authorize the Company and/or any subsidiary of the Company to make market purchases of ordinary shares of the Company;
(6)To determine the price range at which the Company can re-allot treasury shares;
(7)To approve the capital reduction and creation of distributable reserves; and
(8)The transaction of any other business that may properly come before the AGM or any adjournment or postponement thereof.
Q.How do I attend the AGM in person?
A.We will host the AGM at the offices of Arthur Cox LLP at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland. In order to attend the AGM in person, you must identify yourself at the AGM as a shareholder as of March 27, 2026 and produce a government issued photo identification. If you are a record owner, possession of a copy of a proxy card will be adequate evidence of ordinary share ownership. If you are a beneficial (but not record) owner, a copy of an account statement showing shares held for your benefit on March 27, 2026 and a legal proxy executed in your favor from your bank, broker or other nominee will be adequate evidence of ordinary share ownership. Please be sure to follow instructions found on your Notice, proxy card and/or voting instruction card and subsequent instructions that will be delivered to you via email.
Q.Who can vote?
A.Only shareholders of record at the close of business on March 27, 2026, the record date for the AGM, are entitled to vote at the AGM. As of the record date, there were 295,115,271 ordinary shares outstanding. Ordinary shares is our only class of shares outstanding.
Q.How many votes do I have?
A.Each ordinary share that you own as of the record date, March 27, 2026, entitles you to one vote on each matter that is voted on.
Q.Is my vote important?
A.Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions, choose the way to vote that is the easiest and most convenient for you and cast your vote as soon as possible.
Q.How do I vote?
A.If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee, you may vote:
(1)Over the Internet: To vote over the Internet prior to the AGM, please go to the following website: www.ProxyVote.com , and follow the instructions at that site for submitting your proxy electronically. If you vote over the Internet, you do not need to complete and mail your proxy card or vote your proxy by telephone. Your vote must be received by 11:59 p.m. Eastern Daylight Time on May 20, 2026 to be counted.
(2)By Telephone: To vote by telephone, please call 1-800-690-6903, and follow the instructions provided on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet. Your vote must be received by 11:59 p.m. Eastern Daylight Time on May 20, 2026 to be counted.
(3)By Mail: To vote by mail, you must request printed proxy materials, including a proxy card, and complete, sign and date the proxy card and return it promptly in the postage prepaid envelope provided and mail the envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 (which will be forwarded to the Company’s registered address electronically). If you vote by mail, you do not need to vote over the Internet or by telephone. Your proxy card must be received by May 20, 2026 to be counted.
(4)In Person During the AGM: If you attend the AGM, you may deliver your completed proxy card (in the form furnished to you or in the form set out in Section 184 of the Irish Companies Act of 2014 (the “Irish Companies Act”)) in person or you may vote by completing a ballot, which we will provide to you at the meeting.
If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a bank, brokerage firm or other nominee, then you are deemed to be the beneficial owner of your shares and the bank, brokerage firm or other nominee that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting instructions, should have been forwarded to you by the bank, brokerage firm or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank, brokerage firm or other nominee provides you. Many brokerage firms solicit voting instructions over the Internet or by telephone.
You are welcome to attend the AGM if your shares are held in street name, however, you must also obtain a legal proxy executed in your favor from the holder of record (i.e., your bank, brokerage firm or other nominee) to vote shares held in street name in-person at the meeting. A legal proxy is not the form of proxy included with this proxy statement. If you hold your shares in “street name,” you must request a legal proxy from your bank, brokerage firm or other nominee to vote in-person at the AGM.
Q.Can I change my vote?
A.If you are the “record holder” of your shares, you may revoke your proxy and change your vote by following one of the below procedures:
(1)Vote over the Internet or by telephone as instructed above under “Over the Internet” and “By Telephone.” Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m. Eastern Daylight Time, on May 20, 2026.
(2)Sign and complete a new proxy card (in the form furnished to you or in the form set out in Section 184 of the Irish Companies Act) and send it by mail in the postage prepaid envelope provided (which will be forwarded to the Company’s registered address electronically). Your proxy card must be received or delivered to the Company’s registered office by no later than May 20, 2026 to be counted. Only your latest dated proxy card will be counted.
(3)Attend the AGM in person and vote, which will have the effect of revoking any previously submitted proxy. Attending the AGM alone will not revoke your Internet vote, telephone vote or proxy submitted by mail, as the case may be.
(4)Give our Company Secretary written notice before the meeting that you want to revoke your proxy. Such written notice should be sent to NIQ Global Intelligence plc, Attention: Company Secretary, 200 West Jackson Boulevard, Chicago, Illinois 60606.
If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your bank, brokerage firm or other nominee and following their instructions. You may also vote in-person at the AGM, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy as described in the answer to the question “How do I vote?” above.

Attending the AGM alone will not revoke your proxy.
Q.Will my shares be voted if I do not return my proxy?
A.Registered Shareholder: Shares Registered in Your Name
If you are the registered shareholder and do not vote in one of the ways described above, your shares will not be voted at the AGM and will not be counted toward the quorum requirement.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee
A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote the shares on a proposal because the broker, bank or other nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers, banks or other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to “routine” matters. Although the determination of whether a matter is “routine” is typically determined only after proxy materials are filed with the SEC, we expect that the proposal on ratification of the appointment of our independent registered public accounting firm (Proposal No. 2), the vote to authorize the Company and/or any subsidiary of the Company to make market purchases of ordinary shares of the Company (Proposal No. 5), and the vote to determine the price range at which the Company can re-allot treasury shares (Proposal No. 6) will each be a “routine” matter. We also expect that the election of each nominee for director (Proposal No. 1), the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal No. 3), the approval, on an advisory basis, of the frequency of future advisory votes to approve the compensation of the Company’s named executive officers (Proposal No. 4) and the approval of a capital reduction and the creation of distributable reserves (Proposal No. 7 ) will each be a “non-routine” matter.
Accordingly, if you hold your shares through a broker, bank or other nominee and you do not timely provide your broker, bank or other nominee with specific instructions on how to vote your shares, your broker, bank or other nominee would not be authorized to cast a vote on your behalf on Proposal No. 1 (election of each nominee for director), Proposal No. 3 (approval, on an advisory basis, of the compensation of the Company’s named executive officers) Proposal No. 4 (approval, on an advisory basis, of the frequency of future advisory votes to approve the compensation of the Company’s named executive officers) or Proposal No. 7 (approval of a capital reduction and the creation of distributable reserves), but would be authorized to cast a vote on your behalf, in its discretion, on Proposal No. 2 (ratification of the appointment of Ernst & Young LLP), Proposal No. 5 (vote to authorize the Company and/or any subsidiary of the Company to make market purchases of ordinary shares of the Company), and Proposal No. 6 (the vote to determine the price range at which the Company can re-allot treasury shares). In such cases, a “broker non-vote” may be entered with respect to your shares on Proposal No. 1, Proposal No. 3, Proposal No. 4 and Proposal No.7 to reflect that your broker was present with respect to your shares at the meeting but was not exercising voting rights on your behalf with respect to those shares. Brokers, banks and other nominees generally have discretionary authority to vote on Proposal No. 2, Proposal No. 5 and Proposal No. 6; thus, we do not expect any broker non-votes on these matters. Broker non-votes and abstentions will have no effect on the outcome of each proposal. Your shares will not be voted if you do not vote over the Internet, by telephone or by returning your proxy card by mail or in person at the AGM.
Q.How many shares must be represented to hold the AGM?
A.A quorum is needed to hold a valid AGM. The presence, in person or by proxy, of two or more shareholders holding at least a majority of the nominal value of our ordinary shares issued and entitled to vote as of the record date constitutes a quorum for the conduct of any business at a general meeting. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by mail or in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a shareholder holds even if the shareholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares that are counted as broker non-votes. If a quorum is not present, we expect to adjourn the AGM until we obtain a quorum.
The presence at the AGM, in-person or by proxy, of holders representing a majority of our issued and outstanding ordinary shares as of the record date, March 27, 2026, or approximately 147,557,636 shares, constitutes a quorum at the meeting and permits us to conduct the business of the meeting.
Q.What vote is required to approve each matter and how are votes counted?
A.Proposal No. 1—Election of Directors (Plurality Standard)
A nominee will be elected as a director at the AGM by a plurality of the votes of the shares cast in person or represented by proxy at the meeting and entitled to vote on the election of directors. You may:
•vote FOR all nominees;
•vote FOR a particular nominee or nominees and AGAINST the other nominees;
•vote AGAINST all nominees individually; or
•ABSTAIN.
Shares that abstain from voting and broker non-votes will not be included in the vote tally for the election of directors and will not affect the results of the vote.
Proposal No. 2— Ratification of Selection of Independent Auditor (Ordinary Resolution)
The affirmative vote of the holders of ordinary shares representing a majority of the votes cast on the matter is required to ratify, in a non-binding advisory vote, the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2026 and to authorize, in a binding vote, our board of directors to set the remuneration of Ernst & Young LLP as our independent auditor. Shares that abstain from voting and broker non-votes, if any, will not be counted as votes cast on this matter and, as a result, will have no effect on the outcome of Proposal No. 2.
Proposal No. 3—Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers (Ordinary Resolution)
The affirmative vote of the holders of ordinary shares representing a majority of the votes cast on the matter is required to approve, in a non-binding advisory vote, the compensation paid to named executive officers for the fiscal year ended December 31, 2026. Although it will not be binding on us, our board of directors and compensation committee intend to take into account the outcome of the vote when considering future executive compensation arrangements. Abstentions and broker non-votes will have no effect on the outcome of Proposal No. 3.
Proposal No. 4—Approval, on an Advisory Basis, of the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers (Plurality Standard)
The frequency of future advisory votes on the compensation of our named executive officers selected by shareholders will be the frequency receiving the highest number of votes cast. You may vote “one year”, “two years” or “three years” or abstain from voting on Proposal No. 4. Because the proposal to approve the frequency of future advisory votes on the compensation of our named executive officers is advisory, it will not be binding on us. However, our board of directors and compensation committee intend to take into account the outcome of the vote when determining the frequency of future advisory votes on the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of Proposal No. 4.

Proposal No. 5—Authorization for the Company and/or any Subsidiary of the Company to Make Market Purchases of Ordinary Shares (Ordinary Resolution)
The affirmative vote of the holders of ordinary shares representing a majority of the votes cast on the matter is required to authorize the Company and/or any subsidiary of the Company to make market purchases of the Company’s ordinary shares. Shares that abstain from voting and broker non-votes, if any, will not be counted as votes cast on this matter and, as a result, will have no effect on the outcome of Proposal No. 5.
Proposal No. 6—Authorization of the Company to Determine the Price Range at which the Company Can Re-Allot Treasury Shares (Special Resolution)
The affirmative vote of the holders of ordinary shares representing at least 75% the votes cast on the matter is required to authorize the Company to determine the price range at which the Company can re-allot shares that it holds as treasury shares under Irish law. Shares that abstain from voting and broker non-votes, if any, will not be counted as votes cast on this matter and, as a result, will have no effect on the outcome of Proposal No. 6.
Proposal No. 7—Approval of the Capital Reduction and Creation of Distributable Reserves (Special Resolution)
The affirmative vote of the holders of ordinary shares representing at least 75% the votes cast on the matter is required to approve the reduction of the company capital of the Company to create distributable reserves.
Irish Statutory Financial Statements
There is no requirement under Irish law that the Company’s Irish Statutory Financial Statements for the fiscal year ended December 31, 2025, or the directors’ and auditor’s reports thereon, be approved by the shareholders, and no such approval will be sought at the AGM.
Q.How does the board of directors recommend that I vote on the proposals?
A.Our board of directors recommends that you vote:
•“FOR” the election, by separate resolutions, of each of the four director nominees named in this proxy statement to serve on the board of directors until the Company’s 2029 annual general meeting as Class I directors; and
•“FOR” the ratification of the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2026 and the authorization of our board of directors, acting through the audit committee, to set the independent auditor’s remuneration.
•“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers.
•“1 YEAR” for the frequency of the advisory approval of the compensation of our named executive officers.
•“FOR” the authorization for the Company and/or any subsidiary of the Company to make market purchases of ordinary shares.
•“FOR” the authorization of the Company to determine the price range at which the Company can re-allot treasury shares.
•“FOR” the approval of the reduction of company capital and creation of distributable reserves.

Q.Are there other matters to be voted on at the AGM?
A.We do not know of any matters that may come before the AGM other than the election of our directors, the ratification of the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2026, the approval, on an advisory basis, of the compensation of our named executive officers, the approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers, the authorization of to make market purchases of ordinary shares, the authorization to determine the price range to re-allot treasury shares, and the approval to reduce the company capital and creation of distributable reserves. If any other matters are properly presented at the AGM, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.
Q.Is my vote confidential?
A.Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except as necessary (i) to meet applicable legal requirements, (ii) to allow for tabulation and certification of the vote, and (iii) to facilitate successful proxy solicitation by the board of directors.
Q.How can I find out the results of the voting at the AGM?
A.Preliminary voting results will be announced at the AGM. Final voting results will be tallied by the inspector of election and published in a current report on Form 8-K to be filed with the SEC within four business days after the AGM.
Q.When and how may I submit a shareholder proposal, including a shareholder nomination for director for the 2027 annual general meeting?
A.Shareholders wishing to suggest a candidate for director should write to our Company Secretary. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2027 annual general meeting, the recommendation should be received by our Company Secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Shareholder Proposals for our 2027 Annual General Meeting.” Such submissions must state the nominee’s name, together with appropriate biographical information and background materials and information with respect to the shareholder or group of shareholders making the recommendation, including the number of ordinary shares owned by such shareholder or group of shareholders, as well as other information required by our Articles of Association and SEC regulations. We may require any proposed nominee to furnish such other information as we may reasonably require in determining the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.
Q.Who is paying the costs of soliciting these proxies?
A.We will pay all of the costs of soliciting proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. No additional compensation is paid to our directors, officers and other employees for these services. We will ask banks, brokerage firms and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We may reimburse them for their expenses.
Q.Whom should I contact if I have any questions?
A.If you have any questions about the AGM or your ownership of our ordinary shares, please contact NIQ Investor Relations at 200 West Jackson Boulevard, Chicago, Illinois 60606, telephone: 312-583-5100, e-mail: investor.relations@nielseniq.com.
Q.    Who will count and certify the votes?

A.Representatives of Broadridge Financial Solutions, Inc (“Broadridge”) will tabulate the votes and act as inspectors of election.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
Our board of directors currently consists of twelve members. Based upon the recommendation of the nominating and corporate governance committee, our board of directors has nominated each of Gabriela Weiss, Racquel Harris Mason, Charlotte Simonelli, and Todd Lachman for election as Class I directors to serve a three-year term until the conclusion of the Company’s 2029 annual general meeting.
Each of the director nominees is presently a director and has indicated a willingness to continue to serve as a director, if elected. Unless otherwise instructed, proxies will be voted “FOR” each director nominee. In the event that any of the director nominees is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), your proxy will be voted for any nominee who is designated by our board of directors to fill the vacancy.
Information Regarding Directors
The following paragraphs provide biographical information as of April 9, 2026, including principal occupation and business experience during the last five years, for each director nominee.
Information about the number of ordinary shares beneficially owned by each nominee for director appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”
There are no family relationships between or among any of our executive officers or directors, including each nominee for director.
Racquel Harris Mason, 56, has served on our board of directors since June 2021. Ms. Harris Mason served as the President of North America for LIPTON Teas and Infusions, an independent portfolio company of CVC Capital Partners and the world’s leading tea business, with brands like Lipton, TAZO, PG Tips, and Pukka from June 2023 to June 2025. Prior to Lipton, Ms. Harris Mason was the Global Chief Marketing Officer at Elanco Animal Health from 2020 to 2021. Ms. Harris Mason previously held roles at The Coca-Cola Company, including Senior Vice President and General Manager for the McDonald’s Division USA and Vice President of the Coca-Cola and Coke Zero brands. Ms. Harris Mason also previously held positions of increasing responsibility with Procter & Gamble, Johnson & Johnson, Ahold and Abbott Laboratories. Racquel also served on the board of directors of Beacon Roofing Supply, Inc. from 2023 to 2025. Ms. Harris Mason holds a Bachelor of Science degree in economics from The Wharton School at The University of Pennsylvania and an M.B.A. from The Kellogg School of Management at Northwestern University. We believe that Ms. Harris Mason is qualified to serve on our board of directors based on her extensive experience in the consumer products industry.
Todd Lachman, 62, has served on our board of directors since March 2021. Mr. Lachman has served as the Chairman for the Board of Sauer Brands, Inc., a food products business, since February, 2025. Mr. Lachman is also the Founder of Sovos Brands, Inc., an Advent portfolio company, created with the purpose of acquiring, integrating, and growing one-of-a-kind brands. Mr. Lachman served as President and Chief Executive Officer of Sovos Brands, Inc., growing the business from start up in 2017, to public company in 2021, until its sale to The Campbell’s Company in March of 2024. Mr. Lachman previously served as Global President of Mars Petcare, President of Mars Chocolate North America and Latin America, and Executive Vice President of Del Monte Foods Company. He also held senior management roles at H.J. Heinz Company and Procter & Gamble. Mr. Lachman holds a Bachelor of Arts degree in economics from Colby College and an M.B.A. from Northwestern University. We believe Mr. Lachman is qualified to serve on our board of directors based on his extensive experience and leadership in the consumer products industry.
Charlotte Simonelli, 54, has served on our board of directors since June 2021. Ms. Simonelli served as Executive Vice President, Chief Financial Officer and Treasurer of Anywhere Real Estate from March 2019 until January 2026. Ms. Simonelli previously served as Vice President, Chief Financial Officer of Medical Devices and Enterprise Supply Chain for Johnson & Johnson, Senior Vice President, Finance at Reckitt, Senior Director of Finance at Nabisco, Mondelez, and Finance Director at Pepsico. Ms. Simonelli holds an M.B.A. from the University of Chicago Graduate School of Business and a Bachelor of Science in accounting from the Rochester Institute of Technology. We believe Ms. Simonelli is qualified to serve on our board of directors based on her financial expertise and leadership for global businesses.

Gabriela Weiss, 37, has served on our board of directors since August 2023. Ms. Weiss joined Advent in 2012 focusing on buyout and growth investments. Ms. Weiss has overseen Advent’s investments in multiple portfolio companies, including Aimbridge Hospitality, Allied S.A., Atmosfera, Dudalina, EBANX, Fleury S.A. and Prisma Medios de Pagos S.A. Ms. Weiss holds a Bachelor of Science degree in mechanical-aeronautical engineering from the Aeronautics Institute of Technology (ITA) and an M.B.A., from Harvard Business School. We believe that Ms. Weiss is qualified to serve on our board of directors based on her extensive investment experience in growth sectors and global businesses.
The text of the resolution with respect to Proposal No. 1 is as follows:
“IT IS RESOLVED, by separate resolutions to re-elect the following four director nominees as Class I Directors for a term expiring at the conclusion of the 2029 annual general meeting:
1.Racquel Harris Mason;
2.Todd Lachman;
3.Charlotte Simonelli; and
4.Gabriela Weiss.”
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF MS. HARRIS MASON, MR. LACHMAN, MS. SIMONELLI AND MS. WEISS TO SERVE UNTIL THE CONCLUSION OF THE 2029 ANNUAL GENERAL MEETING.

CORPORATE GOVERNANCE
We believe that good corporate governance is important to ensure that our Company is managed for the long-term benefit of our shareholders. This section describes key corporate governance practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters for all committees and our code of conduct are available on our investor relations website at https://investors.nielseniq.com/governance/governance-documents/. We will also provide copies of these documents, free of charge, to any shareholder upon written request to NIQ Investor Relations, NIQ Global Intelligence plc, 200 West Jackson Boulevard, Chicago, Illinois 60606, telephone: 312-583-5100, e-mail: investor.relations@nielseniq.com.
Role of the Board of Directors in Risk Oversight
Management is responsible for the day-to-day management of risks the Company faces. The full board of directors has the ultimate oversight responsibility for the risk management process, and, through its committees, oversees risk in certain specified areas. In particular, our audit committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statement. Our compensation committee is responsible for overseeing the compensation and benefits of the Company’s officers, employees, directors, assessing the adequacy of the Company’s compensation principles and philosophy and administering the Company’s compensation, benefit and equity-based plans by exercising its rights and responsibilities as specified in the compensation committee’s charter. The purposes of our nominating and corporate governance committee are (i) to identify individuals qualified to become members of the board of directors, (ii) to recommend to the board of directors director nominees for the next annual meeting of shareholders, (iii) to develop and recommend to the board of directors a set of corporate governance principles applicable to the Company and (iv) to oversee the evaluation of the board of directors and its dealings with management as well as appropriate committees of the board of directors. Pursuant to the board of directors’ instruction, management regularly reports on applicable risks to the relevant committee or the full board of directors, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the board of directors and its committees.
Board of Directors Composition and Director Independence
Our business and affairs are managed under the direction of our board of directors. Our Articles of Association provide that the number of directors will be not less than three and not more than fifteen. The authorized number of directors within the prescribed range will be determined solely by our board of directors and does not require approval or ratification by the shareholders in a general meeting.
Our board of directors has undertaken a review of the independence of each director. Based on the information provided by each director concerning his or her background, employment, and affiliations, our board of directors has determined that each of our non-employee directors is independent under the rules of the New York Stock Exchange. In making this determination, the board of directors considered the relationships that such directors have with our Company and all other facts and circumstances that the board of directors deemed relevant in determining such directors’ independence, including beneficial ownership of our ordinary shares by each non-employee director and their affiliates, and the transactions involving them described in “Certain Relationships and Related Party Transactions.”
Our board of directors is divided into three classes, as follows:
•Class I, which consists of Gabriela Weiss, Racquel Harris Mason, Charlotte Simonelli, and Todd Lachman, whose terms will expire at the conclusion of the AGM; and each of whom is nominated for election at the AGM;
•Class II, which consists of Christopher Pike, David Rawlinson, Julien Lo, and Ralf Klein-Bölting, whose terms will expire at the conclusion of our annual general meeting of shareholders to be held in 2027; and
•Class III, which consists of James Peck, Christopher Egan, Elizabeth Lempres, and Samuel Allen Hamood, whose terms will expire at the conclusion of our annual general meeting of shareholders to be held in 2028.
At this time, the board of directors believes that the classified board structure is in the best interest of the Company. The three-year term ensures that at any given time the majority of the directors have deep knowledge of the Company and a firm understanding of its goals, and it allows for continuity and stability of our board of directors, promoting the balance of long-term and short-term interests of the Company and its shareholders. The structure may also safeguard the Company from unwelcome third-party takeover attempts, as it requires a longer period to change majority control of the board of directors. A classified board of directors remains accountable to the Company’s shareholders. The directors continue to have a fiduciary responsibility to the shareholders, and the shareholders have the ability to elect one third of the board of directors annually to ensure their interests are represented.
Upon the expiration of the initial term of office for each class of directors, each director in such class shall be elected for a term of three years and serve until the end of the annual general meeting three years subsequent to his or her election or until his or her earlier death, resignation or removal. Subject to the Principal Shareholders’ rights described below, any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the directors then in office.
In connection with our initial public offering (“IPO”), which was consummated on July 24, 2025, we entered into a shareholders’ agreement with investment entities controlled by our Principal Shareholders that will provide KKR and NIM with nomination rights with respect to our board of directors. Under the agreement, we and the Principal Shareholders are required to take all necessary action to cause the board of directors to include individuals designated by each of KKR and NIM in the slate of nominees recommended by the board of directors for election by our shareholders.
Director Biographies
Class I—Director Nominees for Election to Three-Year Terms Expiring in 2029
Racquel Harris Mason, 56, has served on our board of directors since June 2021. Ms. Harris Mason served as the President of North America for LIPTON Teas and Infusions, an independent portfolio company of CVC Capital Partners and the world’s leading tea business, with brands like Lipton, TAZO, PG Tips, and Pukka from June 2023 to June 2025. Prior to Lipton, Ms. Harris Mason was the Global Chief Marketing Officer at Elanco Animal Health from 2020 to 2021. Ms. Harris Mason previously held roles at The Coca-Cola Company, including Senior Vice President and General Manager for the McDonald’s Division USA and Vice President of the Coca-Cola and Coke Zero brands. Ms. Harris Mason also previously held positions of increasing responsibility with Procter & Gamble, Johnson & Johnson, Ahold and Abbott Laboratories. Racquel also served on the board of directors of Beacon Roofing Supply, Inc. from 2023 to 2025. Ms. Harris Mason holds a Bachelor of Science degree in economics from The Wharton School at The University of Pennsylvania and an M.B.A. from The Kellogg School of Management at Northwestern University. We believe that Ms. Harris Mason is qualified to serve on our board of directors based on her extensive experience in the consumer products industry.
Todd Lachman, 62, has served on our board of directors since March 2021. Mr. Lachman has served as the Chairman for the Board of Sauer Brands, Inc., a food products business, since February, 2025. Mr. Lachman is also the Founder of Sovos Brands, Inc., an Advent portfolio company, created with the purpose of acquiring, integrating, and growing one-of-a-kind brands. Mr. Lachman served as President and Chief Executive Officer of Sovos Brands, Inc., growing the business from start up in 2017, to public company in 2021, until its sale to The Campbell’s Company in March of 2024. Mr. Lachman previously served as Global President of Mars Petcare, President of Mars Chocolate North America and Latin America, and Executive Vice President of Del Monte Foods Company. He also held senior management roles at H.J. Heinz Company and Procter & Gamble. Mr. Lachman holds a Bachelor of Arts degree in economics from Colby College and an M.B.A. from Northwestern University. We believe Mr. Lachman is qualified to serve on our board of directors based on his extensive experience and leadership in the consumer products industry.
Charlotte Simonelli, 54, has served on our board of directors since June 2021. Ms. Simonelli served as Executive Vice President, Chief Financial Officer and Treasurer of Anywhere Real Estate from March 2019 until January 2026. Ms. Simonelli previously served as Vice President, Chief Financial Officer of Medical Devices and Enterprise Supply Chain for Johnson & Johnson, Senior Vice President, Finance at Reckitt, Senior Director of Finance at Nabisco, Mondelez, and Finance Director at Pepsico. Ms. Simonelli holds an M.B.A. from the University of Chicago Graduate School of Business and a Bachelor of Science in accounting from the Rochester Institute of Technology. We believe Ms. Simonelli is qualified to serve on our board of directors based on her financial expertise and leadership for global businesses.
Gabriela Weiss, 37, has served on our board of directors since August 2023. Ms. Weiss joined Advent in 2012 focusing on buyout and growth investments. Ms. Weiss has overseen Advent’s investments in multiple portfolio companies, including Aimbridge Hospitality, Allied S.A., Atmosfera, Dudalina, EBANX, Fleury S.A. and Prisma Medios de Pagos S.A. Ms. Weiss holds a Bachelor of Science degree in mechanical-aeronautical engineering from the Aeronautics Institute of Technology

(ITA) and an M.B.A., from Harvard Business School. We believe that Ms. Weiss is qualified to serve on our board of directors based on her extensive investment experience in growth sectors and global businesses.
Class II—Directors with Terms Expiring in 2027
Ralf Klein-Bölting, 63, has served on our board of directors since July 2023. Mr. Klein-Bölting has served as Executive Vice-President of NIM since 2009 and as acting President of NIM since July 2023. Mr. Klein-Bölting has a wide range of management and leadership experience in different industries and markets. Mr. Klein-Bölting began his career in the Petfood division of Mars Inc. and subsequently served as Managing Director or Board Member for Tchibo, Deutsche Bahn and OTTO. Mr. Klein-Bölting currently serves as chairman of the board of directors of MERA Petfoods, a German private company. Mr. Klein-Bölting holds an M.B.A. equivalent degree from the University of Münster, Germany. We believe that Mr. Klein-Bölting is qualified to serve on our board of directors based on his experience and understanding of our business through his leadership at NIM.
Julien Lo, 34, has served on our board of directors since July 2023. Mr. Lo joined KKR in 2018 and is a member of the Healthcare and DACH industry and regional teams within KKR’s European Private Equity platform. Mr. Lo has been involved in the firm’s investments in Karo Healthcare, Immedica Pharma, Leonine, Coty and ProSiebenSat1. Prior to joining KKR, he worked in the investment banking division of J.P. Morgan in London. Mr. Lo holds an M.Sc./B.Sc. in business administration from University of Mannheim. We believe that Mr. Lo is qualified to serve on our board of directors based on his extensive investment experience in global companies, and his understanding of our business through his leadership at KKR.
Christopher Pike, 56, has served on our board of directors since March 2021. Since January, 2026, Mr. Pike has worked as an assistant bookeeper for the Chatham Boat Company. Previously, Mr. Pike was a Special Partner at Advent from 1997 to 2025, where he focused on investments in the business and financial services and healthcare sectors. Prior to Advent, Mr. Pike held positions at Coopers & Lybrand in the business assurance and financial advisory services groups, providing M&A advisory services to clients in the financial, manufacturing and business services industries. Mr. Pike has overseen 21 Advent investments, including CCC Intelligent Solutions, Cotiviti, Genoa Healthcare, TransUnion, Worldpay and Xplor Technologies (formerly Clearent). Mr. Pike currently serves on the boards of directors of private companies Cotiviti Holdings, Inc. and Genoa Healthcare. Mr. Pike received Bachelor’s degrees in economics and Spanish from Amherst College. We believe Mr. Pike is qualified to serve on our board of directors based on his extensive experience managing investments in global industries.
David Rawlinson, 50, has served on our board of directors since March 2021. David L. Rawlinson II has served as the President & Chief Executive Officer for QVC Group, Inc. since October 1, 2021. Mr. Rawlinson previously served as Chief Executive Officer of Nielsen Consumer LLC and President-Global Online Business at W. W. Grainger, Inc. Mr. Rawlinson serves on the board of directors of QVC Group, and MonotaRO Co., Ltd. and is a member of The Business Roundtable. Mr. Rawlinson holds a Bachelor’s degree in political science from The Citadel, a law degree from the University of South Carolina and an M.B.A. from Harvard Business School. We believe Mr. Rawlinson is qualified to serve on our board of directors based on his extensive understanding of our business through his leadership of our former parent organization and leadership of multiple global retail, entertainment and eCommerce businesses.
Class III— Directors with Terms Expiring in 2028
Christopher Egan, 49, has served on our board of directors since March 2021. Mr. Egan joined Advent in 2000 and is currently a Managing Partner. He previously worked at UBS Warburg in the financial sponsors group, advising leveraged buyout firms on acquisition financing, mergers and equity offerings across a variety of industries. Mr. Egan has overseen over 21 Advent investments, including Aditya Birla Capital, Cetip, Definitive Healthcare, Fisher Investments, LifeMiles, NielsenIQ, Prisma Medios de Pagos S.A., and Xplor Technologies (formerly Clearent and Transaction Services Group). Mr. Egan currently serves on the board of directors of Definitive Healthcare, and serves on the boards of directors of private companies, Nuvei Corporation, Xplor Technologies, and Heidrick & Struggles. Mr. Egan received a Bachelor’s degree in English from Dartmouth College. We believe that Mr. Egan is qualified to serve on our board of directors based on his experience on the boards of directors of other companies within the technology industry.

Samuel Allen Hamood, 57, has served on our board of directors since March 2025. Mr. Hamood currently serves as President and Chief Operating Officer at Culligan International Co (“Culligan”), which he joined in August 2019. Prior to his time at Culligan, Mr. Hamood has over 30 years of Financial and Executive Leadership level experience for several global public and private companies, including: Deloitte and Touche, The Walt Disney Company, Hewlett Packard (formerly known as “EDS”), Trans Union, and select Private Equity assignments, including both CEO and CFO roles. Mr. Hamood also previously served on the board of directors at Culligan from 2016 to 2019, Finch Therapeutics from 2021 to 2022 and currently serves on the board of directors of Definitive Healthcare Corp., a public company. He previously served on both board of directors of AccentCare, Inc. from 2019 to 2025. Mr. Hamood is a Certified Public Accountant (inactive status), and he received his Bachelor of Business Administration in Finance at the University of Iowa, and his Juris Doctor from Southwestern University School of Law.
Elizabeth Lempres, 65, has served on our board of directors since August 2024. Elizabeth C. Lempres serves as Senior Partner Emeritus at McKinsey & Company, a management consulting firm. Ms. Lempres joined McKinsey & Company in 1989 and held a variety of positions of increasing responsibility during her career including Senior Partner and Global Leader, Private Equity and Principal Investors from 2016 to 2017; and Senior Partner and Global Leader, Consumer Sector from 2010 to 2014. Prior to McKinsey & Company, she held positions in engineering-related fields at IBM and General Electric. Ms. Lempres serves on the boards of directors of General Mills, Inc. and Traeger, Inc. Ms. Lempres holds A.B. and B.E. degrees in engineering from Dartmouth College and received her M.B.A. from Harvard Business School. We believe Ms. Lempres is qualified to serve on our board of directors based on her substantial global consulting experience in the consumer products and retail sectors, and her experience leading global teams.
James Peck, 61, has served as our Chief Executive Officer and Chairman of our board of directors since March 2021. Prior to joining NIQ, Mr. Peck was the Chief Executive Officer of TransUnion from 2012 to 2021, where he led the company’s transformation into a market leader in innovation, driven by organic growth programs, tech re-platforming and strategic transactions. Prior to TransUnion, Mr. Peck was Chief Executive Officer of LexisNexis Risk Solutions from 2004 to 2012. Mr. Peck serves on the board of directors of Sun Life Financial Inc., CCC Information Services Inc. and Neoway. Mr. Peck holds a Bachelor of Science degree in management from the University of Dayton and an M.B.A. from The Ohio State University. We believe Mr. Peck is qualified to serve on our board of directors based on his knowledge of our Company through his role as our Chief Executive Officer.
Controlled Company
The Company is a “controlled company” under the New York Stock Exchange corporate governance standards. As a controlled company, exemptions under standards will exempt us from certain corporate governance requirements, including the requirements:
•that our board of directors be composed of a majority of “independent directors,” as defined under rules;
•that the compensation committee be composed entirely of independent directors; and
•that the nominating and corporate governance committee be composed entirely of independent directors.
These exemptions do not modify the independence requirements for our audit committee, and we expect to satisfy the member independence requirement for the audit committee prior to the end of the transition period provided under the New York Stock Exchange listing standards and SEC rules and regulations for companies completing their IPO.
An “independent” director is one who meets the qualification requirements for being an independent director under applicable laws and the corporate governance listing standards of the New York Stock Exchange, including the requirement that the board of directors must have affirmatively determined that the director has no material relationships with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company in order to be considered “independent.” To guide its determination as to whether or not a business or charitable relationship between the Company and an organization with which a director is so affiliated is material, the board of directors, or designated committee of the board of directors, may from time to time adopt categorical standards of independence.

Leadership Structure of the Board of Directors
The board of directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman, as the board of directors believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the board of directors. Currently, Mr. Peck serves as our CEO and Chairman of the board of directors. The board of directors believes that this structure is appropriate for the Company due to Mr. Peck’s experience and stewardship of NIQ since being acquired from Nielsen Holdings Limited by an affiliate of Advent International, L.P., which was completed in March 2021 (the “2021 Carve-Out Transaction”).
The board of directors believes that its programs for overseeing risk, as described under “Role of the Board of Directors in Risk Oversight,” would be effective under a variety of leadership frameworks. Accordingly, the board of directors’ risk oversight function did not significantly impact its selection of the current leadership structure.
Director Nomination Process
Board of Directors Membership Criteria
It is the policy of the board of directors that the composition of the board of directors at all times adhere to the standards of independence promulgated by the New York Stock Exchange and as further clarified above under “Director Independence.” The board of directors believes that each director should possess a combination of skills, professional experience and diversity of viewpoints necessary to oversee the Company’s business. Accordingly, the board of directors considers the qualifications of directors and director candidates individually and in the broader context of its overall composition and the Company’s current and future needs. In general, the board of directors does not have a policy limiting the number of other public company boards of directors upon which a director may sit. However, the number of other boards of directors (or comparable governing bodies), particularly with respect to public companies, on which a prospective nominee is a member, may be a factor considered by the board of directors in recommending any candidate for nomination. Although the board of directors does not impose a limit on outside directorships, it does recognize the substantial time commitments attendant to membership on the board of directors and expects that directors devote all such time as is necessary to fulfill their accompanying responsibilities, both in terms of preparation for, and attendance and participation at, meetings.
Identification and Evaluation of Nominees for Directors
The nominating and corporate governance committee identifies individuals qualified to become members of the board of directors and recommends director nominees to the board of directors for the next annual meeting of shareholders. In order to fulfill its role, the nominating and corporate governance committee has the sole authority to retain and terminate a search firm to assist in the identification of director candidates, including the authority to approve the search firm’s fees and other retention terms. Shareholders may also nominate persons to be elected as directors in accordance with our Articles of Association and applicable law, including providing notice that sets forth information required by Rule 14a-19, as described under “Shareholder Proposals for Our 2027 Annual General Meeting.”

Communications with Our Board of Directors
Our board of directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. Any interested party with concerns about our Company may report such concerns to the board of directors, or the chairman of our board of directors, or otherwise the chairperson of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address: NIQ Global Intelligence plc, 200 West Jackson Boulevard, Chicago, Illinois 60606.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of our board of directors or the chairperson of the nominating and corporate governance committee, as applicable, considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion.
Board Meetings and Attendance
Following the IPO, our board of directors met 2 times during the year ended December 31, 2025, including telephonic meetings. During the year, each of our directors attended 75% or more of the aggregate number of meetings of the board of directors and the committees on which he or she served.
Director Attendance at AGM
Our directors are encouraged to attend our annual general meeting.
Committees of Our Board of Directors
Our board of directors has three standing committees: an audit committee; a compensation committee; and a nominating and corporate governance committee. Each of the committees operates under its own written charter adopted by the board of directors, each of which is available on our investor relations website at https://investors.nielseniq.com/governance/governance-documents/.
Audit Committee
Our audit committee is composed of Charlotte Simonelli, Samuel Allen Hamood, Racquel Harris Mason, Christopher Pike, and Ralf Klein-Bölting, with Ms. Simonelli serving as chairperson of the committee. Our board of directors has determined that each of Ms. Simonelli, Mr. Hamood, and Ms. Harris Mason and Mr. Pike meets the definition of “independent director” under the rules of the New York Stock Exchange and under Rule 10A-3 under the Exchange Act. Within one year following the effective date of the initial listing of ordinary shares on the New York Stock Exchange, the audit committee will consist exclusively of independent directors. None of our audit committee members simultaneously serves on the audit committees of more than three public companies, including ours. Our board of directors has determined that each of Ms. Simonelli, Mr. Hamood, and Mr. Pike is an “audit committee financial expert” within the meaning of the SEC’s regulations and applicable listing standards of the New York Stock Exchange. The audit committee’s responsibilities include:
•appointing, approving the compensation of, and assessing the qualifications, performance, and independence of our independent registered public accounting firm;
•pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•reviewing the audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;
•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•reviewing the adequacy of our internal control over financial reporting;
•reviewing all related party transactions for potential conflict of interest situations and approving all such transactions;
•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•recommending, based upon the audit committee’s review and discussions with management and the independent registered public accounting firm, the inclusion of our audited financial statements in our annual report on Form 10-K;
•reviewing and assessing the adequacy of the committee charter and submitting any changes to the board of directors for approval;
•monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•overseeing the integrity of our information technology systems, process and cybersecurity;
•preparing the audit committee report required by the rules of the SEC to be included in our annual proxy statement; and
•reviewing and discussing with management and our independent registered public accounting firm our earnings releases.
The audit committee may delegate authority to one or more of its members who are independent directors of the board of directors, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full audit committee at its next meeting.

Compensation Committee
Our compensation committee is composed of Elizabeth Lempres, Todd Lachman, David Rawlinson, Christopher Egan, Gabriela Weiss, and Julien Lo, with Ms. Lempres serving as chairperson of the committee. The compensation committee’s responsibilities include:
•determining and approving the compensation of our chief executive officer, including annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, and evaluating the performance of our chief executive officer in light of such corporate goals and objectives;
•reviewing and approving the corporate goals and objectives relevant to the compensation of our other executive officers;
•reviewing and approving the compensation of our other executive officers;
•appointing, compensating, and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;
•conducting the independence assessment outlined in the rules of the New York Stock Exchange with respect to any compensation consultant, legal counsel, or other advisor retained by the compensation committee;
•reviewing and assessing the adequacy of the committee charter and submitting any changes to the board of directors for approval;
•reviewing and establishing our overall management compensation philosophy and policy;
•overseeing and administering our equity compensation and similar plans;
•reviewing and approving our policies and procedures for the grant of equity-based awards and granting equity awards;
•reviewing and making recommendations to the board of directors with respect to director compensation; and
•reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or annual report on Form 10-K.
The compensation committee has authority under our Articles of Association to delegate to subcommittees of the committee any of the responsibilities of the full committee and to officers of the Company such responsibilities of the full committee as may be permitted by applicable laws, rules or regulations and in accordance with the listing standards set forth by the New York Stock Exchange.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is composed of Christopher Egan, Elizabeth Lempres, David Rawlinson, and Ralf Klein-Bölting, with Mr. Egan serving as chairperson of the committee. The nominating and corporate governance committee’s responsibilities include:
•developing and recommending to the board of directors criteria for board and committee membership;
•establishing policies for identifying and evaluating qualified candidates for the board of directors, including nominees recommended by shareholders;
•recommending to the board of directors the persons to be nominated for election as directors and to each of the committees of the board of directors;
•developing and recommending to the board of directors a set of corporate governance guidelines;

•reviewing and assessing the adequacy of the committee charter and submitting any changes to the board of directors for approval;
•providing for new director orientation and continuing education for existing directors on a periodic basis;
•performing an evaluation of the performance of the committee; and
•overseeing the evaluation of the board of directors and management.
The nominating and corporate governance committee has authority under our Articles of Association to delegate to subcommittees of the committee any of the responsibilities of the full committee and to officers of the Company such responsibilities of the full committee as may be permitted by applicable laws, rules or regulations and in accordance with the listing standards set forth by the New York Stock Exchange.

Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Code of Conduct
We have adopted a code of conduct that applies to all of our employees, officers and directors. Our code of conduct is available on our website, which is posted on our investor relations website at https://investors.nielseniq.com/governance/governance-documents/. We intend to disclose any amendments to our code of conduct, or any waivers of their requirements, on our website. Information contained on our website is not incorporated by reference into this proxy statement, and you should not consider information contained on our website to be part of this proxy statement or in deciding to purchase our ordinary shares.
Practices Related to the Timing of Equity Grants

We generally grant equity-based awards to our executive officers each February in connection with our annual compensation review and approval process, although the exact timing may change from year to year. The compensation committee and/or our board of directors may also grant equity awards, including options, to eligible employees, directors, and consultants at other times of the year for new hires, in connection with promotions, or for retention or other purposes. Neither the compensation committee nor our board of directors grants equity awards in anticipation of the release of material non-public information, and we have not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation. In 2025, equity grants to our named executive officers consisted solely of time-based RSUs and performance-based RSUs; we did not grant options to our named executive officers in 2025.

Clawback Policy
In connection with our IPO, we adopted a Policy for Recoupment of Incentive Compensation (the “Clawback Policy”), which is designed to comply with Section 10D-1 of the Exchange Act and the applicable New York Stock Exchange rules. The Clawback Policy requires the Company to recoup erroneously awarded incentive-based compensation received by each current or former officer of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended, including each named executive officer, in the event the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under the securities laws. The Clawback Policy generally applies to all cash-based or equity-based incentive compensation, bonus and/or awards received by a covered officer during the three fiscal years preceding the date that the Company is required to prepare a restatement (as well as any transition period resulting from a change in the Company's fiscal year within or immediately following those three completed fiscal years), where such compensation is or was based, wholly or in part, upon the attainment of any financial reporting measure. The Clawback Policy was included as Exhibit 97.1 to our annual report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on February 27, 2026.

Insider Trading Policy
We have adopted an insider trading policy that governs the purchase, sale, and other dispositions of our securities by our directors, officers and employees, and other covered persons. The insider trading policy also applies to transactions by the Company in its securities. We believe that the insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing standards of the New York Stock Exchange. The foregoing summary of the insider trading policy does not purport to be complete and is qualified in its entirety by reference to the full text of the insider trading policy, which is included as Exhibit 19.1 to our annual report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on February 27, 2026.
Our insider trading policy prohibits our directors, executive officers and employees from entering into hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds, since such transactions may permit a director, officer or employee to continue to own our securities obtained through our employee benefit plans or otherwise, but without the full risks and rewards of ownership. Our board of directors believes that when those types of transactions are entered into, the individual involved in such an arrangement may no longer have the same objectives as our other shareholders. Accordingly, these transactions are prohibited.
Indemnification of Directors and Officers; Insurance
To the fullest extent permitted by Irish law, our Articles of Association confer an indemnity on our directors and officers. However, this indemnity is limited by the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or company secretary where judgment is given in favor of the director or company secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or company secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or company secretary over and above the limitations imposed by the Irish Companies Act will be void under Irish law, whether contained in its Articles of Association or any contract between the Company and the director or company secretary. This restriction does not apply to our executives who are not directors, the company secretary or other persons who would be considered “officers” within the meaning of that term under the Irish Companies Act.
Our Articles of Association also contain indemnification and expense advancement provisions for persons who are not directors or our company secretary.
We are permitted under our Articles of Association and the Irish Companies Act to take out directors’ and officers’ liability insurance, as well as other types of insurance, for our directors, officers, employees and agents.
Additionally, we and certain of our subsidiaries entered into agreements to indemnify our directors to the maximum extent allowed under applicable law. These agreements, among other things, provide that we will indemnify our directors for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on our behalf or that person’s status as our director.

PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
The audit committee has selected Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2026. Our board of directors has directed that management submit the ratification, in a non-binding advisory vote, of the selection of the independent auditor and the authorization, in a binding vote, of the board of directors, acting through the audit committee, to set the independent auditor’s remuneration, to the shareholders at the AGM. Ernst & Young LLP has served as the independent auditor of the business since 2018 (including before the 2021 Carveout Transaction) and of the Company since 2025. Representatives of Ernst & Young LLP are expected to be present by phone at the AGM and will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions.
Independent Auditor, Fees and Other Matters
The following table summarizes the fees of Ernst & Young LLP billed to us for the year ended December 31, 2025, the first year in which we operated as an independent public company. All such services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Year ended December 31, 2025
Audit Fees(1)	$3,136,000
Tax Fees(2)	$193,000
All Other Fees(3)	$5,149,000
Total	$8,478,000
(1)“Audit Fees” consisted of fees for the audit of our annual consolidated financial statements included in our annual reports on Form 10-K, the review of the interim consolidated financial statements included in our quarterly reports on Form 10-Q, statutory audits, and other professional services provided in connection with regulatory filings or engagements including consents issued in connection with registration statement filings.
(2)“Tax Fees” consists of fees for tax compliance and tax advisory services other than those related to the audit of our annual consolidated financial statements.
(3)“All Other Fees” consists primarily of due diligence procedures performed on our behalf.
Pre-Approval Policies and Procedures
Our board of directors has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.
From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent auditor during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and may also generally be subject to a maximum dollar amount. During our 2025 fiscal year, all of the services provided by Ernst & Young LLP were pre-approved by our audit committee.
The text of the resolution with respect to Proposal No. 2 is as follows:
“IT IS RESOLVED, to ratify, on a non-binding, advisory basis, the appointment of Ernst & Young LLP as the independent auditor of NIQ Global Intelligence plc and to authorize, in a binding vote, the audit committee to set the auditor’s remuneration.”
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION, IN A NON-BINDING ADVISORY VOTE, OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026 AND THE

AUTHORIZATION, IN A BINDING VOTE, OF THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO SET THE INDEPENDENT AUDITOR’S REMUNERATION.

PROPOSAL NO. 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act and pursuant to Item 402 of Regulation S-K, the board of directors is asking shareholders to vote, on a non-binding advisory basis, to approve the compensation of our named executive officers during fiscal year 2025 as described in the Compensation Discussion and Analysis section of this Proxy Statement and disclosed in the accompanying compensation tables and related narrative disclosures. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers during fiscal year 2025 and the compensation principles, policies and practices described in this Proxy Statement.
We encourage shareholders to review the Compensation Discussion and Analysis beginning on page 24 of this Proxy Statement, and which describes our executive compensation program and the compensation of our named executive officers for the fiscal year ended December 31, 2025.
As described in detail in the section titled “Compensation Discussion and Analysis”, we maintain an executive compensation program that ties pay to performance and seeks to:
•Provide market-competitive compensation to hire and retain great executive talent;
•Provide incentives that reward executives for achieving goals and drive business outcomes that are aligned with our Company’s business strategy, without creating a motivation for undue risk;
•Compensate executives based on their skill level, experience, performance, and market demand;
•Foster trust and engagement through transparency; and
•Structure compensation and benefits packages in a way that maintains our organization’s financial health and operational efficiency.
The board of directors is asking shareholders to support this proposal. This proposal will be approved if a majority of the votes are cast “for” the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Although the vote we are asking you to cast is advisory and non-binding, the board of directors and the compensation committee value the views of our shareholders, as expressed in their votes or otherwise. The board of directors and compensation committee will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.
The text of the resolution with respect to Proposal No. 3 is as follows:
“IT IS RESOLVED, TO APPROVE, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act, the board of directors is asking shareholders to vote, on a non-binding advisory basis, on how frequently we should present to shareholders the advisory vote on compensation paid to named executive officers (commonly referred to as a “say-on-pay” vote). As 2026 is the first year in which we are required to hold a say-on-pay vote pursuant to the rules of the SEC, we do not currently have an established frequency for such votes. The Company is required to submit to a shareholder vote at least once every six years whether advisory votes on compensation paid to named executive officers should be presented every one, two or three years.
Shareholders may specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. After careful consideration of the frequency alternatives, the board of directors believes that a 1 YEAR frequency for conducting an advisory vote on compensation paid to named executive officers is appropriate for the Company and its shareholders at this time. While the board of directors recommends that a say-on-pay vote occur 1 YEAR, you are not voting to approve or disapprove of the board of director’s recommendation.
The frequency of future advisory votes on compensation paid to named executive officers selected by shareholders will be the frequency receiving the highest number of votes cast. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Although this vote is advisory and non-binding on the Company, the board of directors and the compensation committee will carefully consider the outcome of the vote, among other factors, when making future decisions regarding the frequency of future advisory votes on compensation paid to named executive officers.
The text of the resolution with respect to Proposal No. 4 is as follows:
“IT IS RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for annual meetings of shareholders pursuant to the compensation disclosure rules promulgated by the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and other related disclosure.”
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE OPTION OF 1 YEAR ON THE FREQUENCY FOR CONDUCTING FUTURE ADVISORY VOTES ON COMPENSATION PAID TO NAMED EXECUTIVE OFFICER.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This “Compensation Discussion and Analysis” describes the compensation awarded to, earned by, or paid to our named executive officers for fiscal 2025 and outlines the elements of compensation for our named executive officers, the material compensation decisions made for fiscal 2025, and the material factors considered in making those decisions. Our named executive officers for fiscal 2025 have been determined in accordance with SEC rules and consist of our principal executive officer, principal financial officer, and next three most highly compensated executive officers (collectively, our “named executive officers”). They are as follows:
•James Peck, Chief Executive Officer (“CEO”)
•Michael Burwell, Chief Financial Officer (“CFO”)
•Tracey Massey, former Chief Operating Officer
•Steen Lomholt-Thomsen, Chief Commercial Officer
•Shaun Zitting, Chief Human Resources Officer
Ms. Massey served as our Chief Operating Officer for all of fiscal 2025 and then transitioned to the role of Advisor to the CEO, effective as of January 30, 2026. The Summary Compensation Table and other tables below provide additional detail on the compensation of our named executive officers for fiscal 2025.

Executive Summary
Our executive compensation programs are intended to align the interests of our executives, shareholders, and other stakeholders by rewarding our named executive officers for the achievement of strategic goals that successfully impact our operations and business results and, thereby, enhance shareholder value. The primary components of our executive compensation program for our named executive officers are base salary, cash bonuses under our annual incentive plan, and long-term incentive awards. For 2025, the long-term incentive awards consisted of time- and performance-based profits interests and time-based restricted share units.
Compensation Philosophy and Objectives
We strive to provide a competitive reward package that drives our high-performance culture, is aligned with the Company’s operational and financial goals, and delivers value to our shareholders. Our elements and levels of compensation are market-based and are designed to attract, motivate, reward, and retain great talent. Consistent with our global total rewards philosophy, our executive compensation programs take into account the following goals:
•Externally Competitive: We believe that market-competitive compensation is essential to hiring and retaining great talent. We compare our named executive officers’ compensation to market median benchmarking data as one factor in the compensation review process. We also consider individual factors such as skill level, experience, performance, and talent-market supply and demand.
•Pay for Performance: We aim to provide incentives that reward executives for achieving goals and driving business outcomes that are aligned with our Company’s business strategy, without creating a motivation for undue risk. NIQ’s cash annual incentive plan presents opportunities for executives to earn compensation based on Company performance. Our long-term incentive program also rewards Company performance, with the value of awards linked to our equity value and certain awards having performance-based vesting terms.
•Transparency and Feasibility: We believe that clarity fosters trust and engagement, which is why we prioritize clear communication to executives in our decision-making processes and plan designs. We also strive to ensure that our compensation and benefits packages are structured in a way that maintains our organization’s financial health and operational efficiency.

Role of the Compensation Committee
Our compensation committee oversees and approves decisions for our executive compensation programs. The compensation committee considers the views and recommendations of management, particularly those of our CEO, Chief Human Resources Officer, and CFO. Among other things, our CEO makes recommendations regarding annual base salary levels, annual incentive targets, actual annual incentive payouts, and long-term incentive grant amounts for our senior executives (other than for himself) and provides feedback to our compensation committee on executive performance. Our compensation committee held six meetings in fiscal 2025 to discuss executive compensation matters.
Role of the Compensation Consultant
We have engaged Meridian Compensation Partners, LLC (“Meridian”) to serve as an independent advisor to our compensation committee on executive compensation matters. Meridian has provided guidance to the compensation committee for fiscal 2023, fiscal 2024, and fiscal 2025 regarding the amount and types of compensation that we provide to our executives and directors and on other compensation-related matters. The compensation committee assesses the independence of Meridian annually and, based on its latest review in November 2025, has concluded that no conflict of interest exists that would prevent Meridian from independently advising the compensation committee.
Compensation Peer Group
In fiscal 2023, the compensation committee engaged Meridian to conduct an analysis of potential peer companies for fiscal 2024 and develop a recommended peer group for the purpose of benchmarking executive compensation decisions for fiscal 2024. After approving the peer group, the compensation committee assessed our senior executives’ (including our named executive officers’) compensation against the executive pay in the peer group, as well as other market data. In developing this peer group, Meridian and the compensation committee considered several factors, including:
•Industry: Companies operating within a similar industry and operational scope, primarily focused on Information Services.
•Global Operations: Companies with a strong global/international presence.
•Size: Companies within a comparable size range, primarily focusing on revenue, with market capitalization as a secondary reference point.
In November 2024, Meridian refreshed the analysis, and the compensation committee approved the same peer group for fiscal 2025 as had been approved in February 2024, which includes the following companies:

Broadridge Financial Solution, Inc.	Clarivate Plc	CoStar Group, Inc.
Dun & Bradstreet Holdings, Inc.	Equifax Inc.	Experian Plc
FactSet Research Systems Inc.	FTI Consulting, Inc.	Gartner, Inc.
Global Payments Inc.	KBR, Inc.	Morningstar, Inc.
MSCI Inc.	RELX Plc	Thomson Reuters Corporation
TransUnion	Verisk Analytics, Inc.	Wolters Kluwer N.V.
Elements of Compensation
Base Salary
Base salary is one component of our named executive officers’ cash compensation and is determined by the contributions each executive is expected to make and the specific requirements for each executive’s role. As part of our compensation philosophy, we consider how a named executive officer’s base salary contributes to the executive’s total target compensation and the position of the base salary relative to the market and our peer group. Each year, the compensation committee evaluates the performance of the CEO and other named executive officers based on input from the CEO (except for his own compensation) and assesses current market conditions and market benchmarking data from Meridian and other sources.

Based on their evaluation of our named executive officers’ performance and their assessment of current market conditions, the compensation committee determines the executives’ base salaries and other compensation components each year, with an emphasis on allocating more of their target compensation toward incentive-based compensation, in order to create strong alignment between the executives’ pay and the Company’s performance. The CEO may recommend a base salary change for a named executive officer when supported by strong individual performance or external market data or if made in connection with an executive promotion.
For fiscal 2025, NIQ increased the base salary of Mr. Burwell to better align his salary with executives with similar roles in our peer group and to reflect his contributions to NIQ. For our named executive officers other than Mr. Burwell, the salaries in fiscal 2025 remained the same as in fiscal 2024. The 2025 base salaries for our named executive officers are as follows:

Named Executive Officer	2025 Base Salary
James Peck	$1,000,000
Michael Burwell	$700,000
Tracey Massey	$1,000,000
Steen Lomholt-Thomsen	$514,975
Shaun Zitting	$465,000
(1)Compensation for Mr. Lomholt-Thomsen is paid in Danish krone, converted to U.S. dollars based on an average exchange rate for fiscal 2025 of 1 DKK to 0.151 USD.

Annual Incentive Plan (AIP)
The NIQ Annual Incentive Plan (“AIP”) is a cash bonus plan designed to reward our named executive officers and other employees based on the achievement of short-term financial objectives. All of our named executive officers participate in the AIP. In February of each year, the compensation committee reviews NIQ’s prior-year performance and current-year goals, and it sets the performance metrics and targets and payout tables for the then-current performance year. Following the conclusion of the year, the compensation committee assesses NIQ’s performance against the approved performance metrics to determine the funding of the AIP pool for the performance year. Funding of the pool is formulaic based on the payout tables approved by the compensation committee at the beginning of the year for each AIP performance metric.
2025 AIP Metrics and Targets
For the 2025 performance year (which runs concurrently with fiscal 2025), the compensation committee selected the following financial performance metrics and weightings for the funding of the AIP pool:
(i) “AIP Adjusted EBITDA” (weighted at 40%) represents the Company’s internally reported EBITDA used in management reporting and approved by the compensation committee. This metric excludes depreciation and amortization; is calculated using budgeted foreign exchange rates; and incorporates any adjustments approved by the compensation committee. Accordingly, AIP Adjusted EBITDA may differ from the Adjusted EBITDA presented in the financial statements included in the 2025 Annual Report.

(ii) “AIP Revenue” (weighted at 40%) represents the Company’s internally reported revenue results as used in management reporting and approved by the compensation committee. This metric is calculated using budgeted foreign exchange rates and incorporates any adjustments approved by the compensation committee. Accordingly, AIP Revenue may differ from the revenue presented in the financial statements included in the 2025 Annual Report.

(iii) “AIP Free Cash Flow” (weighted at 20%) represents the Company’s internally reported measure of free cash flow, beginning with AIP Adjusted EBITDA and then deducting capital expenditures, operating transformation and similar items, and changes in net working capital. This metric is calculated using budgeted foreign exchange rates for internally reported EBITDA and incorporates any adjustments approved by the compensation committee, while changes in net working capital are reflected at actual exchange rates. Accordingly, AIP Free Cash Flow may differ from the Free Cash Flow presented in the financial statements included in the 2025 Annual Report.

The metrics defined in (i), (ii), and (iii) represent a balance of top- and bottom-line performance in alignment with NIQ’s short-term objectives. The funding of the AIP pool increases or decreases for achievement above or below the target performance level on a linear basis, from a minimum threshold funding of 0% to a maximum funding level of 200%. The ranges of threshold to maximum achievement levels in 2025 were 95% to 105% of target performance for the AIP Adjusted EBITDA metric, 75% to 125% of target performance for the AIP Free Cash Flow metric, and 94% to 106% of target performance for the AIP Revenue metric.

The compensation committee makes further adjustments when determining AIP pool funding, specifically to add back interest expense, net, and income tax expense from continuing operations.
Each named executive officer has been assigned a target AIP opportunity based on the compensation committee’s evaluation of the executive’s duties and responsibilities and taking into account the external market data for the executive’s role. Similar to base salaries, the compensation committee reviews the AIP target amounts for all named executive officers annually based on market and peer data and input from Meridian.
For fiscal 2025, NIQ increased the AIP target dollar amounts for three of our named executive officers, Mr. Peck, Mr. Burwell, and Ms. Massey. The targets for our other named executive officers for fiscal 2025 remained the same as those for fiscal 2024. The AIP targets for our named executive officers for fiscal 2025 are as follows:

Named Executive Officer	2025 Target AIP Opportunity (% of Salary)	2025 Target AIP Opportunity ($)
James Peck	175%	$1,750,000
Michael Burwell	100%	$700,000
Tracey Massey	110%	$1,100,000
Steen Lomholt-Thomsen	100%	$514,975
Shaun Zitting	100%	$465,000
2025 AIP Performance and Payouts
Following the end of each performance year, the compensation committee reviews the final Company performance results against the approved metrics and targets in order to determine the AIP pool funding. For the 2025 performance year, the compensation committee approved select adjustments to the financial targets and associated threshold/maximum goals in connection with adjustments with respect to trade and barter transactions, and to account for updated foreign exchange rates in fiscal 2025. Provided in the table below are the metrics, weightings, targets, actual performance, and resulting pool funding, as determined by the compensation committee, for the fiscal 2025 AIP.

Metric	Weighting	Threshold (0% Payout)	Target (100% Payout)	Max (200% Payout)	2025 Actual Performance	2025 Payout %
AIP Adjusted EBITDA ($M)	40%	$830	$873	$917	$866	84%
AIP Revenue ($M)	40%	$3,831	$4,075	$4,320	$4,042	87%
AIP Free Cash Flow ($M)	20%	$312	$416	$521	$410	94%
Total	100%	-	-	-	-	87%
After determining the AIP pool funding for each performance year, the compensation committee reviews and approves the individual AIP payouts for each named executive officer.

Based on the final 2025 AIP funding, the compensation committee approved the following AIP payouts for our named executive officers:

Named Executive Officer	Target AIP Opportunity ($)	2025 AIP Funding (%)	2025 AIP Payout ($)
James Peck	$1,750,000	87%	$1,522,500
Michael Burwell	$700,000	87%	$609,000
Tracey Massey	$1,100,000	87%	$957,000
Steen Lomholt-Thomsen	$514,975	87%	$448,028
Shaun Zitting	$465,000	87%	$404,550
Long-Term Incentive Awards

Long-Term Incentive Awards Prior to Initial Public Offering
Prior to our initial public offering, long-term incentive awards were granted to our named executive officers under our 2021 Equity Incentive Plan and the 2021 Equity Incentive Plan of AI PAVE (Luxembourg) Management & Cy SCSp (i) in the form of profits interests, which allowed participants to share in increases in the equity value of AI PAVE DUTCHCO I B.V., and (ii) in the form of restricted units, which allowed participants to share in the equity value of AI PAVE DUTCHCO I B.V.
Our practice had been to grant larger upfront awards with vesting conditions that extend over multiple years, typically three to five years. These awards were intended to attract and retain key employees, including our named executive officers, through a liquidity event. Equity awards were granted with a combination of time- and performance-based vesting, with 3/7 of each award vesting in quarterly installments over the vesting period (with most awards subject to a 25% cliff vest after the first year) subject only to continued service, and the remaining 4/7 of each award vesting upon a liquidity event based on Advent’s return on its aggregate invested capital (“MOIC”), subject to continued service through the liquidity event. The portion of each award subject to time-based vesting would vest in full upon a change of control, subject to the participant’s continued service with the Company through the change of control.

Mr. Peck’s long-term incentive awards were in the form of Class B Shares of AI PAVE DUTCHCO I B.V. The long-term incentive awards held by Mr. Burwell, Ms. Massey, and Ms. Zitting were based on Class C Shares of AI PAVE DUTCHCO I B.V. that were granted to a management aggregator, AI PAVE (Luxembourg) Management & Cy SCSp, which, in turn, granted incentive units to each of the executives (and, for Ms. Massey and Ms. Zitting, also restricted units in respect of Class C Shares). The long-term incentive awards held by Mr. Lomholt-Thomsen were in the form of phantom units that tracked the value of Class C Shares of AI PAVE DUTCHCO I B.V and had vesting terms that generally tracked the time- and performance-based vesting terms described above for our other named executive officers’ awards. In November 2024, the compensation committee approved a resolution that all phantom units of AI PAVE DUTCHCO I B.V., including those held by Mr. Lomholt-Thomsen, would be settled in the form of shares of ordinary shares upon their applicable settlement dates.
Treatment of Long-Term Incentive Awards in Connection with our Initial Public Offering
In connection with our initial public offering: (i) the vested portion of our named executive officers’ long-term incentive awards converted into unrestricted ordinary shares of the public company (or in the case of the phantom awards, units that track the value of such shares); (ii) the unvested portion of long-term incentive awards with time-based vesting converted into restricted ordinary shares of the public company (or in the case of the phantom awards, units that track the value of such shares) that are eligible to continue to vest on the original time-based vesting schedule (including with acceleration upon a change in control); provided, that any phantom awards will be settled on the second anniversary of our initial public offering to the extent then vested, or upon vesting for anything that vests following such second anniversary; and (iii) other than for Mr. Peck, the portion of long-term incentive awards with performance-based vesting that had not vested through the initial public offering converted into restricted ordinary shares of the public company (or in the case of the phantom awards, units that track the value of such shares) subject to time-based vesting, with such public company shares (or phantom units) eligible to vest based on the remaining time-based vesting schedule that would have applied had such shares (or phantom units) been granted as time-based incentive units. However, if the then-remaining time-vesting term of the former performance-based incentive awards was less than two years, the restricted ordinary shares (or phantom units) will vest in two equal annual installments on the first and second anniversaries of the initial public offering. Mr. Peck’s long-term incentive awards that are subject to time-based vesting vested in full in connection with our initial public offering, and his performance-based vesting awards converted into restricted ordinary shares of the public company that continue to be eligible to vest based on Advent’s MOIC, as described above.

Long-term Incentive Awards Following our Initial Public Offering
In connection with our initial public offering, our board of directors adopted the NIQ Global Intelligence plc 2025 Equity Incentive Plan (the “2025 Plan”). Following our initial public offering, all equity-based awards are granted under our 2025 Plan. In 2025, time-based restricted share units were granted to our named executive officers (other than Mr. Peck), which vest over a period of four years, subject to continued employment, with 25% of each award vesting on each anniversary of the award date. Unvested awards are generally forfeited if the award recipient resigns or if the award recipient’s employment is terminated by the Company, but if employment is terminated by the Company without cause or by the award recipient for good reason, in either case following a change in control, or due to the award recipient’s death or disability, the unvested units may partially or fully vest depending on the reason for separation of employment.

Share Ownership Guidelines and Holding Requirements
All of our executive officers and non-employee directors are expected to hold a minimum position in our ordinary shares. We established this program to help align the long-term interests of our executive officers and non-employee directors with those of our shareholders. Our share ownership guidelines require that the CEO and all other executive officers and directors hold at least six times their annual salary (CEO), three times their annual salary (other executive officers), or five times their annual cash retainer (non-employee directors) in our ordinary shares. Executive officers and directors are required to achieve the applicable ownership threshold within five years of the starting date (IPO date, or date of hire or promotion to an applicable role). If an executive officer or director is not in compliance with their applicable holding requirement, they must retain 100% of shares from vested equity awards until they have met their holding requirement.

Shares that count toward achievement of the share ownership guidelines include:
•Directly owned shares
•Unvested RSUs from equity awards (unvested performance awards will not qualify)
•Shares or time-vested awards held through a trust
•Outstanding partnership units or shares underlying the pre-IPO co-investment program

Compliance with these share ownership guidelines is measured by our internal team responsible for handling executive compensation matters, and they report the results to the compensation committee at least once per year. On each measurement date, compliance is measured using each executive officer’s base salary then in effect, and the higher of the closing price of our ordinary shares on the measurement date and the average trailing 180-day trading price of our ordinary shares on the New York Stock Exchange on such date.

Executive Benefits and Perquisites
We offer limited perquisites and executive benefits to our named executive officers, including financial planning services, a medical benefit covering an annual executive physical, and one year of digital privacy and dark web monitoring services. While we do not consider these perquisites to be a significant component of our compensation program, we believe the modest costs associated with these perquisites and benefits aid in executive retention and are aligned with market practices.

Employment Arrangements with Our Named Executive Officers

Employment Agreements
Employment Agreement with James Peck.
In February 2025, we entered into an employment agreement with Mr. Peck providing for his continued employment as CEO, which supersedes Mr. Peck’s prior employment agreement with us. Pursuant to this agreement, Mr. Peck is entitled to receive a base salary of $1,000,000 per year and an annual bonus with a target of 175% of base salary and a maximum bonus of 350% of base salary. If Mr. Peck’s employment is terminated by us without Cause (as defined in his employment agreement) or by Mr. Peck for Good Reason (as defined in his employment agreement), Mr. Peck would be entitled to continued payment of his then-current base salary for 18 months following his employment termination date. In addition, Mr. Peck would be entitled to receive any severance benefits he would be eligible to receive pursuant to the Legacy U.S. Executive Severance Policy (as further described below), except to the extent such benefits are duplicative of benefits otherwise provided to him under his employment agreement. On any termination of his employment for any reason, Mr. Peck is also entitled to receive any annual bonus or other bonus earned but unpaid as of his employment termination date.
Offer Letter with Michael Burwell
In November 2022, we entered into an offer letter agreement with Mr. Burwell providing for his employment as our Chief Financial Officer. Pursuant to his offer letter, Mr. Burwell is entitled to receive a base salary of $650,000 per year and an annual bonus with a target of $650,000 and a maximum bonus of 200% of his target award. Additionally, Mr. Burwell’s offer letter provides that he will be recommended for an equity incentive award grant, which award was granted to Mr. Burwell in the form of incentive units of AI PAVE (Luxembourg) Management & Cy SCSp. Mr. Burwell’s offer letter also entitles him to (i) a cash signing bonus of $250,000, which was paid to him following his start date, and (ii) a cash bonus of $600,000 that was payable following a successful initial public offering and was paid to him in August 2025. Mr. Burwell is eligible to participate in the Company’s broad-based benefit programs for U.S. employees and in all benefits currently offered to our senior management team. Mr. Burwell is also entitled to reimbursement of financial planning and tax preparation services up to $15,000 per year.
Offer Letter and Separation Agreement with Tracey Massey
In March 2022, we entered into an offer letter agreement with Ms. Massey providing for her employment as our Chief Operating Officer. Pursuant to her offer letter, Ms. Massey is entitled to receive a base salary of $1,000,000 per year and an annual bonus with a target of $823,000 and a maximum bonus of 200% of her target award. Additionally, Ms. Massey’s offer letter provides that she will be recommended for an equity incentive award grant, which award was granted to Ms. Massey in the form of incentive units of AI PAVE (Luxembourg) Management & Cy SCSp. Ms. Massey’s offer letter also entitles her to a cash signing bonus of $4,000,000, one half of which was paid to her in three installments following her start date. The remaining half of Ms. Massey’s signing bonus was paid to her in cash of March 2023 and, under the terms of her offer letter, Ms. Massey would reinvest the after-tax portion of such amount in equity of the Company upon the commencement of our next co-investment offering window (which did not occur prior to our initial public offering and the termination of the co-investment program). Ms. Massey’s signing bonus was subject to clawback had Ms. Massey resigned her employment without Good Reason or had her employment been terminated for Cause (as each term is defined in the Legacy U.S. Executive Severance Policy), in either case, prior to the second anniversary of her start date. Ms. Massey is eligible to participate in the Company’s broad-based benefit programs for U.S. employees and in all benefits currently offered to our senior management team. Ms. Massey is also entitled to reimbursement of financial planning and tax preparation services up to $15,000 per year.
As described further below under “–Potential Payments Upon Termination or Change in Control”, on January 30, 2026, Ms. Massey ceased to serve as our Chief Operating Officer and transitioned to the role of Advisor to the CEO. In connection with this transition, we entered into a Transition and Separation Agreement with Ms. Massey, which provided that: (i) Ms. Massey will continue to receive her base salary and participate in our employee benefit plans through September 30, 2026 (the “Massey Separation Date”); (ii) Ms. Massey will receive a severance payment of $1,938,993, payable over 12 months following the Massey Separation Date, representing 12 months of her current base salary and her average annual bonus paid over the past three years; (iii) Ms. Massey was paid her 2025 annual bonus and will be paid a pro rata portion of her target 2026 annual bonus in fiscal 2027, (iv) we will subsidize Ms. Massey’s medical, dental and vision benefits for up to 12 months if she elects to continue coverage through COBRA; (v) each outstanding long-term incentive award held by Ms.

Massey will remain outstanding and eligible to vest through September 30, 2027; (vi) we will provide outplacement services for up to 12 months; and (vii) we will reimburse Ms. Massey for up to $25,000 in legal expenses related to the negotiation of the Transition and Separation Agreement. Ms. Massey’s Transition and Separation Agreement also provides for, among other things, a release of claims by Ms. Massey in favor of us and our affiliates and confidentiality, non-solicitation, non-competition and non-disparagement obligations, in addition to those continuing restrictive covenant obligations applicable to Ms. Massey under her existing employment and equity award documents.

Employment Agreement with Steen Lomholt-Thomsen
In September 2024, we entered into an employment agreement with Mr. Lomholt-Thomsen providing for his employment as Chief Commercial Officer. Pursuant to this agreement, Mr. Lomholt-Thomsen is entitled to receive a base salary of DKK 3,400,000 per year, an annual bonus with a target of DKK 3,400,000 and a maximum bonus of 200% of his target award, and a monthly car allowance of DKK 9,200. Additionally, we entered into an offer letter agreement with Mr. Lomholt-Thomsen which provides that he will be recommended for an equity incentive award grant, which award was granted to Mr. Lomholt-Thomsen in the form of phantom units that tracked the value of Class C Shares of AI PAVE DUTCHCO I B.V. The offer letter agreement further provides that we will pay various costs assigned with Mr. Lomholt-Thomsen’s assignment Switzerland for a period of up to 36 months, with covered costs including temporary housing for 60 days, certain relocation costs, including a one-time relocation payment of DKK 68,000 (grossed-up for applicable taxes), an annual cost of living adjustment (COLA) of CHF 28,061 (grossed-up for any applicable taxes) to be paid in monthly installments and adjusted as needed based on economic changes in Denmark and Switzerland, an annual housing allowance not to exceed CHF 78,000 (grossed-up for any applicable taxes) and associated annual utilities of CHF 6,600 (grossed-up for any applicable taxes), tax preparation services, tax equalization, participation in our expatriate medical program, annual home leave travel costs for Mr. Lomholt-Thomsen or his spouse/partner of up to DKK 40,000. If Mr. Lomholt-Thomson relocates back to Denmark, we will pay for certain repatriation costs including airfare for Mr. Lomholt-Thomsen and his spouse/partner. If Mr. Lomholt-Thomsen’s employment is terminated by us without cause, Mr. Lomholt-Thomsen would be entitled to receive an amount equal to his base salary plus the average of his annual bonus amounts earned under the annual incentive plan for the three fiscal years preceding the date of termination, plus any statutorily required payments during any required notice period.

Offer Letter with Shaun Zitting
In June 2021, we entered into an offer letter with Ms. Zitting providing for her employment as our Chief Human Resources Officer. Pursuant to her offer letter, Ms. Zitting is entitled to receive a base salary of $465,000 per year and an annual bonus with a target of 100% of her base salary and a maximum bonus of 200% of her target award. Additionally, Ms. Zitting’s offer letter provides that she will be recommended for an equity incentive award grant, which award was granted to Ms. Zitting in the form of incentive units of AI PAVE (Luxembourg) Management & Cy SCSp. Ms. Zitting’s offer letter also entitles her to a signing bonus of $2,700,000, of which $2,200,000 was paid to Ms. Zitting in cash in three installments following her start date and $500,000 of which was issued to her in the form of Class A Units of AI PAVE (Luxembourg) Management Co-Investment & Cy S.C.Sp with an equivalent after-tax value. Ms. Zitting is eligible to participate in the Company’s broad-based benefit programs for U.S. employees and in all benefits currently offered to our senior management team. Ms. Zitting is also entitled to reimbursement of financial planning and tax preparation services up to $15,000 per year.
Tax and Accounting Considerations
We consider the tax and accounting rules associated with various forms of compensation when designing our compensation programs. However, to maintain flexibility to compensate our executive officers and other employees in a manner designed to promote short- and long-term corporate goals and objectives, the compensation committee has not adopted a policy that all compensation must be deductible or have the most favorable accounting treatment to NIQ, and NIQ may have paid, and will continue to pay, compensation that is not deductible or that may not result in the most favorable accounting treatment to the Company.
Summary Compensation Table

The following table provides information regarding the compensation earned by our named executive officers for fiscal 2025.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Equity Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
James Peck Chief Executive Officer	2025	1,000,000	—	—	1,522,500	101,117	2,623,617
	2024	1,000,000	—	4,168,954	1,890,000	218,702	7,277,656
Michael Burwell Chief Financial Officer	2025	690,385	600,000	7,000,007	609,000	36,217	8,935,608
	2024	650,000	—	—	819,000	22,910	1,491,910
Tracey Massey Former Chief Operating Officer	2025	1,000,000	—	10,012,374	957,000	43,632	12,013,006
	2024	1,000,000	—	—	1,036,980	30,252	2,067,232
Steen Lomholt-Thomsen Chief Commercial Officer	2025	514,975	—	3,551,502	448,028	151,263	4,665,768
Shaun Zitting Chief Human Resources Officer	2025	465,000	—	1,854,690	404,550	38,500	2,762,739
	2024	465,000	—	—	585,900	18,334	1,069,234
(1)Amounts reported in this column for 2025 reflect the base salaries paid to each named executive officer in fiscal 2025.
(2)Amount reported in this column for 2025 reflects a cash bonus paid to Mr. Burwell following our initial public offering, per the terms of Mr. Burwell’s offer letter.
(3)Amount reported in this column for 2025 reflects the grant date fair value of (1) restricted share units (or, in the case of Mr. Lomholt-Thomsen, phantom units) of AI PAVE DUTCHCO I B.V granted under our 2021 Equity Incentive Plan prior to our initial public offering in fiscal 2025, and (2) restricted share units of NIQ Global Intelligence plc granted under our 2025 Plan following our initial public offering in fiscal 2025, computed in accordance with FASB ASC Topic 718. Refer to Note 16 “Share-Based Compensation” to our audited consolidated financial statements for the year ended December 31, 2025. Amount reported for Mr. Peck in this column for 2024 reflects a correction to the grant date fair value erroneously reported for Mr. Peck in the Summary Compensation Table included in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 22, 2025.
(4)Amounts reported in this column represent cash incentive payments to our named executive officers for fiscal 2025 under the AIP.
(5)All Other Compensation for fiscal 2025 includes:

Name	Reimbursement of Professional Advisor Expenses ($)	Company Contributions to 401(k) Plan ($)	Digital Privacy and Security Monitoring ($)	Car Allowance ($)	Temporary Housing and Utilities Allowances ($)	Cost of Living Adjustment ($)	Other ($)	Total
James Peck	82,440	8,077	8,400	—	—	—	2,200	101,117
Michael Burwell	17,317	10,500	8,400	—	—	—	—	36,217
Tracey Massey	24,732	10,500	8,400	—	—	—	—	43,632
Steen Lomholt-Thomsen	12,560	—	—	16,722	79,163	34,516	8,302	151,263
Shaun Zitting	23,357	6,742	8,400	—	—	—	—	38,500

Grants of Plan-Based Awards Table for Fiscal 2025
The following table provides information regarding the non-equity incentive plan awards, payable in the form of annual cash bonuses under the AIP, for which named executive officers were eligible in fiscal 2025, and the equity awards granted in fiscal 2025 to our named executive officers.

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Potential Payouts Under Equity Incentive Plan Awards			All Other Equity Awards: Number of Shares or Units (#)	Grant Date Fair Value of Shares or other Equity Awards ($)(2)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(2)	Maximum (#)(3)
James Peck		—	1,750,000	3,500,000	—	—	—	—	—
Michael Burwell		—	700,000	1,400,000	—	—	—	—	—
	8/20/2025	—	—	—	—	—	—	405,093	7,000,007
Tracey Massey		—	1,100,000	2,200,000	—	—	—	—	—
	5/21/2025	—	—	—		173,701		130,258	5,612,367
	8/20/2025	—	—	—	—	—	—	254,630	4,400,006
Steen Lomholt-Thomsen		—	514,975	1,029,950	—	—	—	—	—
	2/6/2025	—	—	—	—	1,498	—	1,126	51,507
	8/20/2025	—	—	—	—	—	—	202,546	3,499,995
Shaun Zitting		—	465,000	930,000	—	—	—	—	—
	5/21/2025	—	—	—		40,047		30,070	1,294,697
	8/20/2025	—	—	—	—	—	—	32,407	559,993
(1)Represents the threshold, target, and maximum payout opportunities for each of our named executive officers for fiscal 2025 under the AIP. The actual amount paid to each named executive officer under the AIP is reported as Non-Equity Incentive Plan Compensation in the “Summary Compensation Table.”
(2)Amount reported in this column reflects the grant date fair value of (1) restricted share units (or, in the case of Mr. Lomholt-Thomsen, phantom units) of AI PAVE DUTCHCO I B.V granted under our 2021 Equity Incentive Plan prior to our initial public offering in fiscal 2025, and (2) restricted share units of NIQ Global Intelligence plc granted under our 2025 Plan following our initial public offering in fiscal 2025, computed in accordance with FASB ASC Topic 718. Refer to Note 16 “Share-Based Compensation” to our audited consolidated financial statements for the year ended December 31, 2025.

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table sets forth information concerning outstanding equity awards held by our named executive officers as of December 31, 2025.

Name	Grant Date	Share Awards		Equity Incentive Plan Awards
		Number of Shares or Share Units That Have Not Vested (#)	Market Value of Shares or Share Units that Have Not Vested ($)(1)	Number of Shares or Share Units That Have Not Vested (#)	Market Value of Shares or Share Units that Have Not Vested ($)(1)
James Peck	3/5/2021(2)	—	—	5,216,845	86,025,774
	6/17/2024(2)	—	—	306,169	5,048,727
Michael Burwell	5/23/2023(3)	331,919	5,473,344	—	—
	8/20/2025(4)	405,093	6,679,984	—	—
Tracey Massey	6/1/2022(5)	245,844	4,053,968	—	—
	5/21/2025(6)	303,959	5,012,284	—	—
	8/20/2025(4)	254,630	4,198,849	—	—
Steen Lomholt-Thomsen	11/20/2024(7)	43,701	720,629	—	—
	2/6/2025(7)	1,967	32,436	—	—
	8/20/2025(4)	202,546	3,339,984	—	—
Shaun Zitting	8/10/2021(8)	145,072	2,392,237	—	—
	5/21/2025(9)	70,117	1,156,229	—	—
	8/20/2025(4)	32,407	534,391	—	—
(1)Amount reported in this column reflects the market value of outstanding awards based on the Company’s closing share price as of December 31, 2025 multiplied by the number of shares underlying each award.
(2)Mr. Peck’s outstanding restricted shares are eligible to vest upon Advent’s achievement of certain returns on its investment, subject to the executive’s continued employment with the Company through the applicable vesting date.
(3)Mr. Burwell’s restricted shares are eligible to vest as follows: 63,029 shares are eligible to vest in substantially equal quarterly installments through January 3, 2027; 268,890 shares are eligible to vest in two substantially equal installments on July 23, 2026 and July 23, 2027. All vesting is contingent on Mr. Burwell remaining continuously employed by the Company through each vesting date.
(4)Grants of restricted share units are scheduled to vest in four substantially equal annual installments through August 20, 2029, subject to the executive’s continued employment with the Company through each applicable vesting date.
(5)Ms. Massey’s restricted shares were originally eligible to vest as follows, provided that Ms. Massey remained continuously employed through each vesting date: 45,147 shares are eligible to vest in substantially equal quarterly installments through June 1, 2027; 200,697 shares are eligible to vest in two substantially equal installments on July 23, 2026 and July 23, 2027. Pursuant to Ms. Massey’s Transition and Separation Agreement, these restricted shares will continue to vest following her termination of employment through their final vesting date.
(6)Ms. Massey’s restricted share unit award was originally eligible to vest in substantially equal quarterly installments through February 6, 2029, provided that Ms. Massey remains continuously employed by the Company through each vesting date. Pursuant to Ms. Massey’s Transition and Separation Agreement, these restricted shares will continue to vest following her termination of employment through September 30, 2027.

(7)Mr. Lomholt-Thomsen’s phantom units are eligible to vest in substantially equal quarterly installments through November 20, 2028, provided that Mr. Lomholt-Thomsen remains continuously employed by the Company through each vesting date. Upon July 23, 2027, settlement of all vested units will be delivered to Mr. Lomholt-Thomsen in the form of Company shares, and any units that vest thereafter will be delivered to Mr. Lomholt-Thomsen upon the applicable vesting date.
(8)Ms. Zitting’s restricted shares are eligible to vest as follows: 14,675 shares are eligible to vest in substantially equal quarterly installments through August 10, 2026; 130,397 shares are eligible to vest in two substantially equal installments on July 23, 2026 and July 23, 2027. All vesting is contingent on Ms. Zitting remaining continuously employed by the Company through each vesting date.
(9)Ms. Zitting’s restricted share unit award is eligible to vest in substantially equal quarterly installments through February 6, 2029, provided that Ms. Zitting remains continuously employed by the Company through each vesting date.

Equity Awards Vested in Fiscal 2025
The following table summarizes for each of our named executive officers the number of shares or units that vested during fiscal 2025 and their market value on vesting.

Name	Equity Awards
	Number of Shares or Units Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
James Peck	1,150,412	$21,552,804
Michael Burwell	50,423	$712,285
Tracey Massey	30,098	$477,628
Steen Lomholt-Thomsen	15,224	$224,402
Shaun Zitting	19,566	$318,016
(1)Amounts reported in this column represent the number of shares or units held by each named executive officer that vested during fiscal 2025. These shares and units remain subject to transfer restrictions pursuant to the terms of our 2021 Equity Incentive Plan and the award agreements and other plans and agreements under which they were issued.
(2)For shares or units that vested prior to our initial public offering, market value reported in this table is based upon the determination of our board of directors of the fair market value of our equity as of each vesting date, taking into account the most recent independent valuation analysis performed prior to such vesting date. For shares or units that vested following our initial public offering, market value reported is based upon the closing share price on the applicable vesting date.

Deferred Compensation and Other Retirement Benefits
In addition to sponsoring a 401(k) plan for our U.S.-based employees, NIQ also offers the NielsenIQ Deferred Compensation Plan (the “NIQ DCP”). The NIQ DCP offers eligible U.S. employees, including our named executive officers, an opportunity to defer additional compensation beyond the IRS 401(k) limits to help them manage income tax exposure, add to retirement savings, and to save for any short-term needs. Participants may make pre-tax deferral elections under the NIQ DCP of up to

75% of their eligible base salary and up to 80% of any AIP payment earned during the plan year. There is no Company match for the NIQ DCP.
In fiscal 2025, no compensation was deferred by our named executive officers pursuant to the terms of the NIQ DCP.
Potential Payments Upon Termination or Change in Control
Provided below is a description of the payments and benefits that would have been payable to each of our named executive officers, assuming that each executive’s employment had terminated or a change in control of NIQ had occurred on the last day of fiscal 2025.
Severance
Mr. Peck is entitled to receive severance benefits upon qualifying terminations of his employment pursuant to the terms of his employment agreement and the Company’s Severance Policy for United States-Based Senior Executives (the “Legacy U.S. Executive Severance Policy”). Mr. Burwell and Ms. Zitting are (and Ms. Massey was) entitled to receive severance benefits upon qualifying terminations of their employment pursuant to the Legacy U.S. Executive Severance Policy. Mr. Lomholt-Thomsen is entitled to receive severance benefits upon qualifying termination of his employment pursuant to the terms of his employment agreement. Ms. Massey resigned on January 30, 2026. To facilitate a smooth transition, we entered into a Transition and Separation Agreement with Ms. Massey, the terms of which are described above under Employment Arrangements with Our Named Executive Officers.
Legacy U.S. Severance Policy
Under the Legacy U.S. Executive Severance Policy, in the event of a Qualifying Termination (defined as a termination of the executive’s employment without Cause or the executive’s resignation for Good Reason) a participant will be eligible to receive the following, subject to the executive’s execution of an effective release of claims, return of all property of NIQ and its affiliates and continued compliance with the executive’s non-disparagement, non-competition, non-solicitation, non-hire and non-disclosure obligations to NIQ and its affiliates:
•An amount equal to the participant’s base salary plus the average of the participant’s annual bonus earned under the annual incentive plan for the three fiscal years preceding the date of termination, which amount shall be paid in substantially equal installments over a 12-month period following the date of termination.
•A pro rata annual bonus for the fiscal year in which the date of the participant’s Qualifying Termination occurs based on NIQ’s actual performance for such fiscal year and pro-rated based on the number of days the participant was employed by a member of the Company Group (as defined in the Legacy U.S. Executive Severance Policy) during the applicable fiscal year (the “Pro Rata Bonus”). The Pro Rata Bonus, if any, will be paid in cash in a single lump-sum on the date on which annual bonuses for the applicable fiscal year are paid to other similarly situated executives.
•If the participant was enrolled in the Company’s Group medical, dental or vision plans as of the Qualifying Termination and the participant timely elects and makes payments for COBRA Continuation Coverage, the participant’s cost to continue medical, dental or vision coverage under COBRA, as applicable, for the participant and the participant’s qualified dependents will be equal to the cost of an active employee’s premium contributions to participate in the applicable plans until the earliest of (a) the end of the base salary continuation period, (b) the date upon which COBRA continuation coverage otherwise terminates (including, without limitation, when the participant becomes eligible to participate in any other group health plan), and (c) the date on which the participant ceases to be eligible for COBRA continuation coverage for any reason, after which point, should the participant continue to receive COBRA continuation coverage, the Participant’s cost to continue participating the applicable plan(s) will be the full COBRA premium cost for such plans.
•The participant will be eligible for outplacement support services for one year following the Qualifying Termination date.
Unless the executive’s employment is terminated by the Company for Cause or the executive resigns without Good Reason (in each case, as defined in the Legacy U.S. Executive Severance Policy), the executive will also be entitled to receive any earned, but unpaid annual bonus for any fiscal year preceding the fiscal year of the date of the participant’s termination of employment (the “Prior Year Bonus”). The Prior Year Bonus, if any, will be paid in cash in a single lump-sum on the date on which annual bonuses for the applicable fiscal year are paid to other similarly situated executives.
On a termination of his employment without Cause or his resignation for Good Reason, Mr. Peck is entitled to each of the severance benefits described above, except that, in lieu of the 12 months of base salary continuation described above, Mr. Peck is entitled to 18 months of base salary continuation. In addition, Mr. Peck is entitled to the Prior Year Bonus in the event his employment terminates for any reason. Mr. Peck’s severance is also subject to his execution of an effective release of claims, return of all property of NIQ and its affiliates, and continued compliance with his restrictive covenants, which include intellectual property assignment, non-disparagement, non-competition, non-solicitation, non-hire and non-disclosure obligations to NIQ and its affiliates.
Pursuant to Mr. Lomholt-Thomsen’s employment agreement, if Mr. Lomholt-Thomsen’s employment is terminated by us without cause, Mr. Lomholt-Thomsen would be entitled to receive an amount equal to his base salary plus the average of his annual bonus amounts earned under the annual incentive plan for the three fiscal years preceding the date of termination, plus any statutorily required payments during any required notice period.
None of our named executive officers are entitled to enhanced severance in the event of a termination of their employment in connection with a change of control.
Long-Term Incentive Awards granted prior to the IPO
If Mr. Peck’s employment is terminated by the Company without Cause or he resigns for Good Reason, any unvested performance-vesting Class B Shares of AI PAVE DUTCHCO I B.V. that he holds will remain outstanding and eligible to performance vest for two years following his employment termination date. In addition, if Mr. Peck’s employment terminates due to his death or disability, any unvested performance-vesting Class B Shares that he holds will remain outstanding and eligible to performance vest.
In the event any other named executive officer’s employment terminates for any reason other than in connection with a change of control, the unvested portion of our named executive officer’s long-term incentive awards will be forfeited automatically for no consideration upon the executive’s employment termination.
Upon a change of control, the unvested portion of our named executive officer’s long-term incentive awards granted prior to our initial public offering will vest in full upon the consummation of the change in control, subject to the participant’s continued service through the date of the change of control.
Long-Term Incentive Awards granted following the IPO
With respect to the restricted share units granted in 2025 to our named executive officers (other than Mr. Peck) following our initial public offering, unvested awards are generally forfeited if the named executive officer resigns or if the named executive officer’s employment is terminated by the Company. If the units are not assumed or substituted following a change in control or if the named executive officer’s employment is terminated by us without cause or by the named executive officer for good reason, in either case within two years following a change in control, or due to the named executive officer’s death, the unvested units will fully vest. If the named executive officer’s employment is terminated as a result of a qualifying disability, a prorated portion of the award will vest.

Name	Benefit	Termination Without Cause or Good Reason ($)	Upon Death ($)(1)	Upon Disability ($)(2)	Change in Control ($)(3)	Termination in Connection with Change in Control ($)(4)
James Peck	Cash	4,532,500	—	—	—	—
	Equity Acceleration	—	—	—	63,752,154	63,752,154
	All Other Payments or Benefits	12,788	—	—	—	—
	Total	4,545,288	—	—	63,752,154	63,752,154
Michael Burwell	Cash	2,015,333	—	—	—	—
	Equity Acceleration	—	6,679,984	673,527	5,473,344	12,153,328
	All Other Payments or Benefits	12,791	—	—	—	—
	Total	2,028,124	6,679,984	673,527	5,473,344	12,153,328
Tracey Massey	Cash	2,785,487	—	—	—	—
	Equity Acceleration	—	4,198,849	423,360	9,066,251	13,265,100
	All Other Payments or Benefits	11,544	—	—	—	—
	Total	2,797,031	4,198,849	423,360	9,066,251	13,265,100
Steen Lomholt-Thomsen	Cash	1,477,978	—	—	—	—
	Equity Acceleration	—	3,339,984	336,763	753,065	4,093,049
	All Other Payments or Benefits	—	—	—	—	—
	Total	1,477,978	3,339,984	336,763	753,065	4,093,049
Shaun Zitting	Cash	1,356,250	—	—	—	—
	Equity Acceleration	—	534,391	53,881	3,548,467	4,082,858
	All Other Payments or Benefits	2	—	—	—	—
	Total	1,356,252	534,391	53,881	3,548,467	4,082,858
(1)Amounts reported in this column represent the value of certain unvested shares or unvested units held by each named executive officer that would have been expected to vest upon death on the last day of fiscal 2025.
(2)Amounts reported in this column represent the value of certain unvested shares or unvested units held by each named executive officer that would have been expected to vest upon a termination in connection with qualifying disability on the last day of fiscal 2025.
(3)Amounts reported in this column represent the value of certain unvested shares or unvested units held by each named executive officer that would have been expected to vest had a change of control occurred on the last day of fiscal 2025.
(4)Amounts reported in this column represent the value of certain unvested shares or unvested units held by each named executive officer that would have been expected to vest upon termination in connection with a change of control on the last day of fiscal 2025.
(5)Ms. Massey resigned her role as Chief Operating Officer on January 30, 2026. In connection with her separation, Ms. Massey entered into a Transition and Separation Agreement with us that provides for (a) cash payments of $3,170,993, (b) continued vesting of her equity awards through September 30, 2027, (c) subsidized COBRA benefits for up to twelve months and (d) reimbursement of legal expenses of up to $25,000.

Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following information about the relationships between compensation actually paid to our named executive officers and Company performance. In this section, we refer to “compensation actually paid” and other terms used in the applicable SEC rules. For information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with its financial and operational performance, refer to the section above titled “Compensation Philosophy and Objectives.”

					Value of Initial Fixed $100 Investment from July 23, 2025 to December 31, 2025 Based on:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)(2)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid for Non-PEO Named Executive Officers(1)(2)(3)	Total Shareholder Return: NIQ	Total Shareholder Return: Russell 1000(4)	Net Income	Company-Selected Performance Measure: Revenue(5)
2025	$2,623,617	$1,540,729	$7,094,280	$7,215,290	$78.52	$108.64	$(345)	$4,198

(1)James Peck was our principal executive officer (“PEO”) for fiscal 2025. The non-PEO named executive officers for fiscal 2025 are Michael Burwell, Tracey Massey, Steen Lomholt-Thomsen, and Shaun Zitting.
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s PEO and non-PEO named executive officers. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation actually paid to our PEO and the average compensation actually paid to our non-PEO named executive officers reflects the following adjustments required by the applicable SEC rules from Total compensation reported in the Summary Compensation Table.

	PEO	Average of Non-PEOs
Total Reported in 2025 Summary Compensation Table	$2,623,617	$7,094,280
Less, value of equity awards reported in the Summary Compensation Table	$—	$5,604,643
Add, year-end value of equity awards granted in 2025 that are unvested and outstanding	$—	$5,238,539
Add, change in fair value (from prior year-end) of prior year equity awards that are unvested and outstanding	$(3,185,523)	$432,769
Add, fair market value of equity awards granted in 2025 and that vested in 2025	$—	$—
Add, change in fair value (from prior year-end) of prior year equity awards that vested in 2025	$2,102,635	$54,345
Less, prior year-end fair value of prior year equity awards that failed to vest in 2025	$—	$—
Add, dividends and dividend equivalent payments paid during 2025 on unvested equity awards	$—	$—
Compensation Actually Paid for Fiscal Year 2025	$1,540,729	$7,215,290

(4)As permitted by SEC rules, the comparator group referenced for purposes of total shareholder return is that of the Russell 1000 Index, which is the index reported in our 2025 Annual Report in accordance with Regulation S-K Item 201(e). For the Company and the comparator group, the TSR reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on July 23, 2025 through December 31, 2025.
(5)We have determined revenue to be the most important financial performance measure used to link Company performance to compensation actually paid to our PEO and Non-PEO named executive officers in fiscal 2025. Revenue performance for fiscal 2025 shown in this table is as reported in our 2025 Annual Report. The AIP Revenue metric measured in our annual incentive plan for fiscal 2025 reflects adjustments as further described in the section titled “Annual Incentive Plan (AIP)–2025 AIP Metrics and Targets.”

Relationships Between Compensation Actually Paid And Financial Performance Measures
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table. The calculation of compensation actually paid in each of the years shown reflects required adjustments to equity award valuations under SEC rules, which were in turn impacted by our share price performance.

The calculation of compensation actually paid in each of the years shown reflects required adjustments to equity award valuations under SEC rules, which were impacted by the market value of the Company’s shares (which prior to the initial public offering was based on the most recent independent valuation analysis prior to December 31, 2024, and after the initial public offering was based on share price performance).

Net income is not a financial performance measure that we use in the compensation program design for our named executive officers. Accordingly, there is not a direct relationship between the compensation actually paid to our named executives and net income.
Most Important Financial Measures
The following list presents the financial performance measures that the Company considers as the most important measures used to determine compensation actually paid to our named executive officers in fiscal 2025.
•AIP Revenue
•AIP Adjusted EBITDA
•AIP Free Cash Flow
For additional detail regarding our most important performance measures, refer to the section of our Compensation Discussion and Analysis titled “Annual Incentive Plan (AIP)” in this proxy statement.
CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. We identified the median employee using our estimated employee population as of December 31, 2025, which included 38,749 global full-time, part-time, temporary, and seasonal employees employed on that date, and applied our consistently-applied measure of annual base compensation in effect on December 31, 2025. Once we identified our median employee, we calculated the median employee’s annual total compensation in the same manner as we used for the named executive officers in the Summary Compensation Table (“SCT”) and converted the median employee’s compensation amount from local currency to USD. Our median employee’s annual total compensation for 2025 was $26,305. Our Chief Executive Officer’s annual total compensation disclosed in the Total column of the SCT was $2,623,617. Accordingly, our estimated CEO to median employee pay ratio for 2025 was 100:1.

Non-Employee Director Compensation
In September 2024, the board of directors approved a new compensation program for non-employee directors other than directors designated or employed by Advent or KKR, which became effective on November 20, 2024. Effective as of our initial public offering, the board of directors updated the compensation program for non-employee directors. The approved compensation program provides for annual cash retainers for service on the board of directors and its committees, as follows:

	Board or Committee Member	Board or Committee Chair(1)
Annual Cash Retainer for Service on Board of Directors	$90,000	$—
Additional Annual Cash Retainer for Service on Audit Committee	$15,000	$30,000
Additional Annual Cash Retainer for Service on Compensation Committee	$10,000	$25,000
Additional Annual Cash Retainer for Service on Nominating and Corporate Governance Committee	$10,000	$20,000
(1)Cash retainer for service as a committee Chair is in lieu of (and not incremental to) the cash retainer for service as a Committee member.
In addition to cash compensation, we provide equity-based awards to each non-employee director other than directors designated or employed by Advent or KKR. Similar to the grants to our named executive officers, these awards are typically provided in a one-time grant when the director begins service with us. These awards have been granted to our directors under the 2021 Equity Incentive Plan of AI PAVE (Luxembourg) Management & Cy SCSp and the 2021 Cash-Settled Equity Incentive Plan of AI PAVE DUTCHCO I B.V. The awards held by Mr. Lachman, Ms. Simonelli, Ms. Harris Mason, Mr. Rawlinson and Ms. Lempres are based on Class C Shares of AI PAVE DUTCHCO I B.V. that were granted to a management aggregator, AI PAVE (Luxembourg) Management & Cy SCSp, which, in turn, granted incentive units to each director. Mr. Klein-Bölting’s award was granted in the form of phantom units that tracked the value of Class C Shares of AI PAVE DUTCHCO I B.V.
The awards are generally subject to the same time- and performance-based vesting conditions as described above for the awards made to our named executive officers other than Mr. Peck. For additional information on the structure of these awards and their treatment in connection with our initial public offering, see “Elements of Compensation—Long-Term Incentive Awards” above.
In connection with our initial public offering: (i) the vested portion of our directors’ long-term incentive awards converted into unrestricted ordinary shares of the public company (or in the case of the phantom awards, units that track the value of such shares); (ii) the unvested portion of awards with time-based vesting converted into restricted ordinary shares of the public company (or in the case of the phantom awards, units that track the value of such shares) that is eligible to continue to vest on the original time-based vesting schedule; and (iv) the portion of awards with performance-based vesting that did not vest based on Advent’s MOIC through the consummation of the transactions by our initial offering converted into restricted ordinary shares of the public company (or in the case of the phantom awards, units that track the value of such shares) subject to time-based vesting, with such public company shares (or phantom units) eligible to vest based on the remaining time-based vesting schedule that would have applied had such shares (or phantom units) been granted as time-based incentive units. However, if the then-remaining time-vesting term of the former performance-based incentive awards at the time of the initial public offering was less than two years, the restricted ordinary shares (or in the case of the phantom awards, units that track the value of such shares) will vest in two equal annual installments on the first and second anniversaries of the consummation of our initial public offering.
The following table shows information regarding the compensation earned by our independent directors during fiscal 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Share Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Todd Lachman	$96,603	$—	$6,964	$103,568
Charlotte Simonelli	$146,603	$—	$3,968	$150,571
Racquel Harris Mason	$117,962	$—	$—	$117,962
David Rawlinson	$121,141	$—	$3,294	$124,435
Ralf Klein-Bölting	$132,174	$259,995	$19,398	$411,566
Elizabeth Lempres	$123,913	$329,996	$—	$453,909
Samuel Allen Hamood	$90,125	$461,066	$—	$551,191
Christopher Egan	$—	$—	$—	$—
Gabriela Weiss	$—	$—	$—	$—
Julien Lo	$—	$—	$—	$—
Christopher Pike	$—	$—	$—	$—
(1)Amounts reported in this column reflect the fees paid in cash to all directors in fiscal 2025. For all directors except Mr. Hamood who began service as a director in fiscal 2025, fees paid include payments made in fiscal 2025 with respect to service in the fourth quarter of 2024. Payment with respect to Mr. Lachman’s service in the fourth quarter of fiscal 2025 was paid in fiscal 2026 and is excluded from this table.
(2)Amount reported in this column reflects the grant date fair value of (1) restricted share units of AI PAVE DUTCHCO I B.V granted under our 2021 Equity Incentive Plan prior to our initial public offering in fiscal 2025, and (2) restricted share units of NIQ Global Intelligence plc granted under our 2025 Plan following our initial public offering in fiscal 2025, computed in accordance with FASB ASC, Topic 718. As of December 31, 2025, our independent directors held the following number of incentive units or phantom units: Mr. Lachman (30,912 restricted shares), Ms. Simonelli (33,150 restricted shares), Ms. Harris Mason (33,150 restricted shares), Mr. Rawlinson (77,279 restricted shares), Mr. Klein-Bölting (6,367 phantom units and 15,046 restricted share units), Ms. Lempres (4,371 restricted shares and 19,097 restricted share units), and Mr. Hamood (25,085 restricted share units).
(3)Amounts reported under “All Other Compensation” reflect reimbursements for necessary travel expenses in connection with the duties of our board of directors.

Risk Assessment and Compensation Plans
Our compensation programs are designed to reward our executive officers for achieving long-term financial and strategic goals without creating an incentive for unnecessary risk. Our plans include the following features to mitigate risk-taking:
•Mix of Compensation Components - The target compensation mix for our executive officers is composed of base salary, an annual cash-based incentive, and long-term incentive awards. This mix of compensation opportunities represents performance over various time periods and payments which are aligned to those performance periods, including within the performance year (salary), after the close of the performance year (annual cash incentive), and over a three-year period (RSUs and PSUs).
•Capped Incentive Awards - Annual cash incentive awards and PSU vesting opportunities are capped at 200% of target.
•Stock Ownership - Our executive officers are subject to stock ownership guidelines in order to align the long-term interests of our executive officers with those of our shareholders.
•Prohibited Transactions - Our executive officers are prohibited from certain pledging and hedging transactions.
•Clawback Policy - Our executive officers are subject to our Clawback Policy, which provides for the recovery of incentive-based compensation if the executive is not in compliance with provisions of our incentive plans or employee policies, or with any other agreement between the employee and the Company.

Based on these factors, the Compensation Committee is not aware of any programs that would create an inducement for unnecessary risk.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
The Compensation Committee of the Board of Directors of NIQ Global Intelligence has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee of the Board of Directors
Elizabeth Lempres, Committee Chair
Christopher Egan, Committee Member
David Rawlinson, Committee Member
Gabriela Weiss, Committee Member
Julien Lo, Committee Member
Todd Lachman, Committee Member

PROPOSAL NO. 5: AUTHORIZATION FOR THE COMPANY AND/OR ANY SUBSIDIARY OF THE COMPANY TO MAKE MARKET PURCHASES OF ORDINARY SHARES
The board of directors is asking shareholders to authorize the Company and/or any subsidiary of the Company to make market purchases of the Company’s ordinary shares.
Under Irish law, neither the Company nor any subsidiary of the Company may make market purchases or overseas market purchases of the Company’s ordinary shares without shareholder approval. Accordingly, shareholders are being asked to authorize the Company, or any of its subsidiaries, to make market purchases and overseas market purchases. This authorization expires after eighteen months unless renewed; accordingly, we expect to propose renewal of this authorization at subsequent annual general meetings.
Such purchases would be made only at price levels which our directors consider to be in the best interests of the shareholders generally, after taking into account the Company’s overall financial position. In the event that the Company determines that it will effect repurchases, the Company currently expects to effect such repurchases under our existing share repurchase authorization as redemptions pursuant to 10 of our Articles of Association. Whether or not this proposed resolution is passed, the Company will retain its ability to effect repurchases as redemptions pursuant to its Articles of Association, although subsidiaries of the Company will not be able to make market purchases or overseas market purchases of the Company’s shares unless the resolution is adopted.
In order for the Company or any of its subsidiaries to make overseas market purchases of the Company’s ordinary shares, such shares must be purchased on a market recognized for the purposes of the Irish Companies Act. The New York Stock Exchange, on which the Company’s ordinary shares are listed, is specified as a recognized stock exchange for this purpose by Irish law. The general authority, if approved by our shareholders, will become effective from the date of passing of the authorizing resolution.
The text of the resolution with respect to Proposal No. 5 (which is proposed as an ordinary resolution) is as follows:
“IT IS RESOLVED, that the Company and any subsidiary of the Company is hereby generally authorized to make market purchases and overseas market purchases of ordinary shares in the Company (“Shares”) on such terms and conditions and in such manner as the board of directors of the Company may determine from time to time but subject to the provisions of the Companies Act 2014 and to the following provisions:
(a)The maximum number of Shares authorized to be acquired by the Company and/or any subsidiary of the Company pursuant to this resolution shall not exceed, in the aggregate, 29,511,527 Shares of US 0.00001 each (which represents slightly less than 10% of the Company’s issued ordinary shares).
(b)The maximum price to be paid for any ordinary share shall be an amount equal to 110% of the closing price on the New York Stock Exchange for the Shares on the trading day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company, and the minimum price to be paid for any ordinary share shall be the nominal value of such share.
(c)This general authority will be effective from the date of passing of this resolution and will expire on the earlier of the date of the Company’s 2027 annual general meeting or in eighteen months from the date of the passing of this resolution, unless previously varied, revoked or renewed by ordinary resolution in accordance with the provisions of section 1074 of the Companies Act 2014. The Company or any such subsidiary may, before such expiry, enter into a contract for the purchase of shares which would or might be executed wholly or partly after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE AUTHORIZATION FOR THE COMPANY AND/OR ANY SUBSIDIARY OF THE COMPANY TO MAKE MARKET PURCHASES OF ORDINARY SHARES

PROPOSAL NO. 6: AUTHORIZATION OF THE COMPANY TO DETERMINE THE PRICE RANGE AT WHICH THE COMPANY CAN RE-ALLOT TREASURY SHARES
The board of directors is asking shareholders to authorize the Company to determine the price range at which the Company can re-allot shares that it holds as treasury shares under Irish law.
In the event that the Company repurchases and participates in other share buyback activities, including redemptions, the ordinary shares being acquired and held by the Company are treasury shares. We may re-allot treasury shares that we acquire through such share buyback activities in connection with our executive compensation program and our other compensation programs.
Under Irish law, our shareholders must authorize the price range at which we may re-allot any shares held in treasury (including by way of re-allotment off-market). In this proposal, that price range is expressed as a minimum and maximum percentage of the prevailing market price (as defined below). Under Irish law, this authorization expires after eighteen months unless renewed; accordingly, we expect to propose the renewal of this authorization at subsequent annual general meetings.
The authority being sought from shareholders provides that the minimum and maximum prices at which an ordinary share held in treasury may be re-allotted are 95% and 120%, respectively, of the average closing price per ordinary share of the Company, as reported by the New York Stock Exchange, for the thirty (30) trading days immediately preceding the proposed date of re-allotment, save that the minimum price for a re-allotment to satisfy an obligation under an employee share plan is the par value of a share. Any re-allotment of treasury shares will be at price levels that the board of directors considers in the best interests of our shareholders.
The text of the resolution with respect to Proposal No. 6 (which is proposed as a special resolution) is as follows:
“IT IS RESOLVED, that the re-allotment price range at which any treasury shares held by the Company may be re-allotted shall be as follows:
(a)the maximum price at which such treasury share may be re-allotted shall be an amount equal to 120% of the “market price,” and
(b)the minimum price at which a treasury share may be re-allotted shall be the nominal value of the share where such a share is required to satisfy an obligation under an employee share plan operated by the Company or, in all other cases, an amount equal to 95% of the “market price,” and
(c)for the purposes of this resolution, the “market price” shall mean the average closing price per ordinary share of the Company, as reported by the New York Stock Exchange, for the thirty (30) trading days immediately preceding the proposed date of re-allotment.
IT IS FURTHER RESOLVED, that this authority to re-allot treasury shares shall expire on the earlier of the date of the Company’s 2027 annual general meeting or eighteen months after the date of the passing of this resolution unless previously varied or renewed in accordance with the provisions of section 109 and/or 1078 (as applicable) of the Companies Act 2014 (and/or any corresponding provision of any amended or replacement legislation) and is without prejudice or limitation to any other authority of the Company to re-allot treasury shares on-market.”
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE AUTHORIZATION OF THE COMPANY TO DETERMINE THE PRICE RANGE AT WHICH THE COMPANY CAN RE-ALLOT TREASURY SHARES

PROPOSAL NO. 7: APPROVE REDUCTION OF COMPANY CAPITAL AND CREATION OF DISTRIBUTABLE RESERVES
The board of directors is asking shareholders to approve the creation additional “distributable reserves,” which will increase the amount of reserves available to NIQ to repurchase or redeem our shares, pay dividends or make other distributions to our shareholders.

In July 2025, shortly prior to the IPO, through a series of restructuring transactions, the Company became the direct parent company of AI PAVE Dutchco I B.V. and the indirect parent of other intermediate holding companies, with all holders of equity interests in AI PAVE Dutchco I B.V. becoming shareholders of the Company (the “Reorganization”). As a result of the IPO and the Reorganization, we accumulated approximately $2.94 billion in share premium.

Under Irish law, we may repurchase or redeem our shares, pay dividends or make other distributions to our shareholders only out of our “distributable reserves,” which generally means our accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. It is common for Irish companies to seek shareholder approval to create additional distributable reserves. However, share premium is not considered part of distributable reserves under Irish law. In order to give us increased flexibility to repurchase or redeem our shares, pay dividends or make other distributions to our shareholders in the future, we are seeking shareholder approval of this proposal.

Irish law requires the Irish High Court’s confirmation of the proposed reduction of share capital and for the resulting reserve to be treated as a “distributable reserve.” If approved by shareholders and confirmed by the Irish High Court, this proposal will result in the reduction on the balance of our share premium account as of December 31, 2025, which was approximately $2.94 billion, and the creation of a reserve in an equal amount to be treated as a “distributable reserve.” If shareholders approve this proposal, we will seek the Irish High Court’s confirmation as soon as practicable after the AGM. Although we are not aware of any reason why the Irish High Court would not confirm the reduction of capital so as to enable us to create “distributable reserves,” such confirmation is at the discretion of the Irish High Court and, as a result, there is no guarantee of such confirmation.

The text of the resolution with respect to Proposal No. 7 (which is proposed as a special resolution) is as follows:

“IT IS RESOLVED, that:

(a)subject to the confirmation of the Irish High Court, the company capital of the Company be reduced by the cancellation of US$2,941,127,894, being the entire amount standing to the credit of the Company’s share premium account as at December 31, 2025 (the “Authorized Amount”), (or such other lesser amount as the board of directors, its audit committee or the Irish High Court may determine) and that the reserve resulting from the cancellation of the share premium be treated as profits available for distribution as defined by Section 117 of the Companies Act 2014; and

(b)the board of directors, acting through one or more of the Company’s directors, secretaries or executive officers, be and is hereby authorized, on behalf of the Company, to take all actions as they see fit on behalf of the Company to seek the confirmation of the Irish High Court to a reduction of the company capital of the Company, pursuant to Section 84 and Section 85 of the Companies Act 2014, by the Authorized Amount, or such lesser amount as the Board, the audit committee of the Board or the Irish High Court may determine.”

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE REDUCTION OF COMPANY CAPITAL AND CREATION OF DISTRIBUTABLE RESERVES

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. We have reviewed the Company’s audited consolidated financial statements for the year ended December 31, 2025 and discussed them with Company management and Ernst & Young LLP, the Company’s independent registered public accounting firm.
We have received from, and discussed with, Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States, such matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), and the SEC. In addition, we have received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with us concerning independence and have discussed with Ernst & Young LLP its independence from management and the Company.
Based on the review and discussions referred to above, we recommended to the board of directors that the audited consolidated financial statements be included in the Company’s 2025 Annual Report.
This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
The foregoing report has been furnished by the audit committee.
Respectfully submitted,
The Audit Committee of the Board of Directors
Charlotte Simonelli, Chairperson
Samuel Allen Hamood
Racquel Harris Mason
Christopher Pike
Ralf Klein-Bölting

EXECUTIVE OFFICERS
The following table sets forth certain information concerning our executive officers, including their ages as of April 9, 2026:

Name	Age	Title
James Peck	61	Chief Executive Officer and Chairman of the board of directors
John Blenke	70	Chief Legal Officer
Michael Burwell	62	Chief Financial Officer
Mohit Kapoor	62	Chief Technology Officer
Curtis Miller	51	President, Enterprise and Activation Solutions(1)
Shaun Zitting	60	Chief Human Resources Officer
(1)Mr. Miller held the title of Chief Strategy Officer for the fiscal year 2025.

The following is a biographical summary of the experience of our executive officers.
Biographical information concerning James Peck, our Chief Executive Officer, is set forth above under the heading “Director Biographies.”
John Blenke, 70, has served as our Chief Legal Officer and Corporate Secretary since March 2022. Prior to joining NIQ, Mr. Blenke was an independent governance and risk consultant at various private enterprises from 2018 to 2022, and was the Executive Vice President, Corporate General Counsel and Corporate Secretary for TransUnion from 2003 to 2018. Prior to TransUnion, Mr. Blenke held various legal and senior legal leadership roles with Household International/HSBC, Borg-Warner Corporation and Kemper Corporation. Mr. Blenke holds a Bachelor of Arts degree in political science from the University of Minnesota in Minneapolis and a J.D. from DePaul University.
Michael Burwell, 62, has served as our Chief Financial Officer since January 2023. Prior to joining NIQ, Mr. Burwell was Chief Financial Officer of Datavant from 2021 to 2022. Prior to Datavant, Mr. Burwell was Chief Financial Officer at Willis Towers Watson from 2017 to 2021 and spent over 30 years in senior leadership positions at PricewaterhouseCoopers, where he assisted companies with mergers and acquisitions, initial public offerings, valuation, and integration. Mr. Burwell holds a Bachelor of Arts degree in accounting and finance from Michigan State University and maintains professional designation as a Certified Public Accountant.
Mohit Kapoor, 62, has served as our Chief Technology Officer since March 2021. Prior to joining NIQ, Mohit was Chief Information and Technology Officer for TransUnion from 2011 to 2019, where he was responsible for all aspects of technology including strategy, security, applications, operations, infrastructure and delivery. Prior to TransUnion, Mr. Kapoor served in several senior roles at HSBC from 2007 to 2011, including Chief Information Officer of South America and Global Head of Software House, where he oversaw all aspects of technology related to global systems that supported corporate and retail customers. Mr. Kapoor served on the board of directors of Sterling Check Corp. from 2019 until its acquisition by First Advantage Corporation in 2024. Mr. Kapoor holds a Bachelor of Science degree in computer information systems and finance and a Bachelor of Arts in economics from Jacksonville State University and a Masters in accounting information systems from Arizona State University.
Curtis Miller, 51, has served as our President, Enterprise and Activation Solutions since 2026, following his roles as Chief Transformation Officer (2021-2024) and Chief Strategy Officer (2024-2026). Prior to NIQ, Mr. Miller was a Senior Advisor to Advent International. Previously, Mr. Miller spent 13 years at TransUnion, where he was Chief Strategy Officer with responsibility for strategy, corporate development and pricing. During his career he has also held roles in product, sales, client service, operations, integration and strategic alliances at TransUnion, Bank of America, Capital One, and JP Morgan. Mr. Miller holds Bachelor of Science degree from the University of Delaware and an M.B.A. from the University of Virginia.
Shaun Zitting, 60, has served as our Chief Human Resources Officer since July 2021. Before joining NIQ, Ms. Zitting held various senior leadership roles at Honeywell International from 2008 to 2021, including, most recently, Vice President of Corporate HR and Talent and Vice President HR for three of Honeywell’s five Strategic Business Groups. Prior to Honeywell, Ms. Zitting served in senior leadership roles at Tyco International, most notably as Head of Talent and

Organization Development. Ms. Zitting holds a Bachelor of Science in human resource development from Oakland University in Rochester, Michigan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Shareholders’ Agreement
In connection with our IPO, we entered into a shareholders’ agreement with our Principal Shareholders. Pursuant to the shareholders’ agreement, we are required to take all necessary action to cause the board of directors and its committees to include one director candidate designated by each of KKR and NIM in the slate of director nominees recommended by the board of directors for election by our shareholders, so long as KKR and NIM continue to hold at least 50% of our ordinary shares held by such shareholder as of immediately prior to our IPO. Further, pursuant to the shareholders’ agreement, NIM may appoint one non-voting board observer to our board of directors, so long as NIM continues to hold at least 50% of our ordinary shares held by NIM as of immediately prior to our IPO.
The shareholders’ agreement provides KKR and NIM with consent rights in connection with certain corporate transactions. Until July 10, 2026, and as long as NIM and KKR each hold at least 50% of the equity held by such holder as of immediately prior to the consummation of our IPO, NIM and KKR consent are required for closure of the GfK campus in Nuremberg, cessation or reduction of the GfK brand name, or a sale of the Company’s market intelligence or consumer panel business. As long as NIM and/or KKR each hold at least 50% of the equity held by such holder as of immediately prior to the consummation of our IPO, NIM’s and/or KKR’s consent, respectively, is required for: (i) non-pro rata distributions, dividends or redemptions of ordinary shares by us; (ii) agreements between us and Advent, other than agreements negotiated on an arm’s length basis or consulting, advisory or similar service agreements that are consistent with our past practice; (iii) any amendment to the shareholders’ agreement or our Articles of Association that disproportionately and adversely affect the rights of NIM or KKR or disproportionately increase the obligations of NIM or KKR, as compared to Advent; and (iv) reorganizations, restructurings, recapitalizations or other similar changes to our corporate structure that disproportionately and adversely affect the rights of NIM or KKR, or disproportionately increase the obligations of NIM or KKR, as compared to Advent.
The shareholders’ agreement provides that we renounce any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or shareholders or their respective affiliates. The shareholders’ agreement provides that none of Advent, KKR, NIM or any of their affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates has any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, in the event that Advent, KKR, NIM or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person has no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. No business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted, to undertake the opportunity under the shareholders’ agreement, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.
Registration Rights Agreements
On March 5, 2021, AI PAVE Dutchco I B.V. entered into Registration Rights Agreement with the Advent Shareholder, our Chief Executive Officer, James Peck, and PAVentures I, LLC, an entity controlled by our Chief Executive Officer (the “2021 Registration Rights Agreement”). On July 10, 2023, AI PAVE Dutchco I B.V. entered into a Registration Rights Agreement with NIM and entities affiliated with KKR (the “2023 Registration Rights Agreement,” and together with the 2021 Registration Rights Agreement, the “Registration Rights Agreements”). The Registration Rights Agreements provide the shareholders party thereto certain registration rights as described below.
Demand Registration Rights
At any time after the completion our IPO, our Principal Shareholders and entities controlled by our Chief Executive Officer has the right to demand that we file registration statements. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances. Upon such a request, we will be required to use reasonable best efforts to promptly effect the registration.
Piggyback Registration Rights
At any time after the completion our IPO, if we propose to register any shares of our equity securities under the Securities Act either for our own account or for the account of any other person, then all holders party to each Registration Rights Agreement will be entitled to notice of the registration and will be entitled to include their ordinary shares in the registration statement. These piggyback registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances.
Shelf Registration Rights
Following the consummation of our IPO, we filed a shelf registration statement at our expense related to the offer and sale of registrable securities held by our Principal Shareholders and entities controlled by our Chief Executive Officer. These shelf registration rights are subject to specified conditions and limitations.
Expenses and Indemnification
We or an affiliate will pay all expenses relating to any demand, piggyback or shelf registration, other than underwriting discounts and commissions and any transfer taxes, subject to specified conditions and limitations. The Registration Rights Agreements include customary indemnification provisions, including indemnification of the participating holders of ordinary shares and their directors, officers and employees by us for any losses, claims, damages or liabilities in respect thereof and expenses to which such holders may become subject under the Securities Act, state law or otherwise.
Arrangements with Companies Controlled by Advent and KKR
During the year ended December 31, 2025, we purchased over $120,000 of services from certain companies controlled by Advent or KKR. We generated payables with these companies of approximately $8.9 million in the aggregate during the year ended December 31, 2025. We believe all of these arrangements are on comparable terms that are provided to unrelated third parties.
During the year ended December 31, 2025, we provided over $120,000 of services to certain companies controlled by Advent or KKR. We generated receivables from such companies of approximately $15.3 million in the aggregate during the year ended December 31, 2025.
We believe all of these arrangements are on comparable terms that are provided to unrelated third parties.
Director and Officer Indemnification Agreements
Our Articles of Association require us to indemnify our current and former directors to the fullest extent permitted by law, subject to certain exceptions. We also entered into indemnification agreements with our directors and officers with additional indemnification and related rights.
Related Persons Transactions Policy
In connection with our IPO, we adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, our audit committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our audit committee will consider the relevant facts and circumstances to decide whether to approve such transactions. Related party transactions must be approved or ratified by the audit committee based on full information about the proposed transaction and the related party’s interest.
We did not have a written policy regarding the review and approval of related party transactions immediately prior to our IPO. Nevertheless, with respect to such transactions, it was our policy for our board of directors to consider the nature of and business reason for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information relating to the beneficial ownership of our ordinary shares as of March 27, 2026 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding ordinary shares;
•each of our current directors;
•each of our named executive officers; and
•all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC, which generally includes any shares over which a person exercises sole or shared voting and/or investment power. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Except as otherwise indicated by the footnotes, and subject to applicable community property laws, the persons and entities named in the table below have sole voting and investment power with respect to all ordinary shares held by such person or entity.
The percentage of shares beneficially owned is computed on the basis of 295,115,271 ordinary shares outstanding as of March 27, 2026. Ordinary shares that a person has the right to acquire within 60 days of March 27, 2026 are deemed outstanding for purposes of computing the percentage ownership of such person’s holdings, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o NIQ Global Intelligence plc, 200 West Jackson Boulevard, Chicago, Illinois 60606.

Name and address of beneficial owners	Shares beneficially owned
	Number	Percent
Greater than 5% shareholders:
Advent Shareholder(1)	160,276,390	54.3%
KKR Shareholder(2)	30,022,789	10.2%
NIM(3)	35,048,678	11.9%
VNU International B.V.(4)	17,725,122	6.0%
Directors and named executive officers:
James Peck (5)	9,694,842	3.3%
Michael Burwell(6)	163,876	*
Tracey Massey(7)	225,856	*
Shaun Zitting(8)	108,204	*
Steen Lomholt-Thomsen(9)	22,835	*
Christopher Egan(10)		*
Racquel Harris Mason(11)	21,260	*
Ralf Klein-Bölting(12)	5,523	*
Samuel Allen Hamood(13)	7,297	*
Todd Lachman(14)	110,076	*
Elizabeth Lempres(15)	2,186	*
Julien Lo(16)		*
Christopher Pike(17)		*
David Rawlinson(18)	55,914	*
Charlotte Simonelli(19)	21,260	*
Gabriela Weiss(20)		*
All executive officers and directors as a group (17 persons)	11,173,985	3.8%
*Less than 1%.
(1)Represents 160,276,390 ordinary shares held by AI Global Investments (Netherlands) PCC Limited, a protected cell company limited by shares and an indirect subsidiary of AI PAVE & Cy S.C.Sp. AI PAVE GP S.à r.l., is the general partner of AI PAVE & Cy S.C.Sp. Advent International GPE IX Limited Partnership is the sole shareholder of AI PAVE GP S.à r.l. GPE IX GP Limited Partnership is the general partner of Advent International GPE IX Limited Partnership. Advent International GPE IX, LLC is the general partner of GPE IX GP Limited Partnership and Advent International, L.P. (f/k/a Advent International Corporation) is the manager of Advent International GPE IX, LLC. Advent International GP, LLC is the general partner of Advent International, L.P. The board of Advent International GP, LLC appoints the investment committee of Advent International, L.P. (the “Investment Committee”), which committee has voting and investment power with respect to shares of the Company held by the Advent Shareholder. The Investment Committee consists of three members, John Maldonado, David Mussafer and Bryan Taylor, none of whom individually has voting or investment power with respect to shares of the Company held by the Advent Shareholder. The address of each of the entities and individuals named in this footnote is c/o Advent International, L.P., Prudential Tower, 800 Boylston St., Suite 3300, Boston, MA 02199. AI Global Investments (Netherlands) PCC Limited and the entities described in this footnote are referred to collectively herein as the “Advent Shareholder.”
(2)Based solely on information set forth in Schedule 13G/A filed with the SEC on November 7, 2025 by Acceleratio Topco S.C.A. Represents 30,022,789 ordinary shares reported as held directly by Acceleratio Topco S.C.A. Acceleratio GP S.á r.l. (as the general partner of Acceleratio Topco S.C.A.), KKR Acceleratio Aggregator L.P. (as sole shareholder of Acceleratio GP S.á r.l.), KKR Acceleratio Aggregator GP Limited (as the general partner of KKR Acceleratio Aggregator L.P.), KKR European Fund IV L.P. (as the sole shareholder of KKR Acceleratio Aggregator GP Limited), KKR Associates Europe IV L.P. (as the general partner of KKR European Fund IV L.P.), KKR Europe IV Limited (as the general partner of KKR Associates Europe IV L.P.), KKR Group Partnership L.P. (as the sole shareholder of KKR Europe IV Limited), KKR Group Holdings Corp. (as the general partner of KKR Group Partnership L.P.), KKR Group Co. Inc. (as the sole shareholder of KKR Group Holdings Corp.), KKR &

Co. Inc. (as the sole shareholder of KKR Group Co. Inc.), KKR Management LLP (as the Series I preferred stockholder of KKR & Co. Inc.) and Messrs. Henry R. Kravis and George R. Roberts (as the founding partners of KKR Management LLP) may also be deemed to be the beneficial owners having shared voting power and shared investment power over the securities described in this footnote. The principal business address of each of the entities identified in this footnote is 30 Hudson Yards, New York, NY 10001. The principal business address for Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, NY 10001. The principal business address of Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. Acceleratio Topco S.C.A. and the entities described in this footnote are referred to collectively herein as the “KKR Shareholder.”
(3)Based solely on information set forth in Schedule 13G/A filed with the SEC on November 13, 2025 by NIM. Represents 35,048,678 ordinary shares reported as held directly by NIM, a registered association under German law. NIM is governed by its executive board, which has voting and investment power with respect to shares of the Company held by NIM and which is comprised of members Ralf Klein-Bölting, Dr. Martin Golücke, Dr. Kathrin Möslein and Dr. Klaus Wertenbroch, none of whom individually has voting or investment power with respect to the shares of the Company held by NIM. The principal business address of NIM is Nürnberg Institut für Marktentscheidungen e.V., Steinstr. 21, 90419 Nuremberg, Germany.
(4)Represents 17,725,122 ordinary shares issuable upon exercise of the warrant issued to VNU International B.V., an affiliate of Nielsen Holdings, in connection with the 2021 Carve-Out Transaction.
(5)Includes 9,694,842 ordinary shares held by PAVentures II, LLC, an entity controlled by Mr. Peck. Does not include ordinary shares held by AI PAVE & Cy S.C.Sp. Mr. Peck is a limited partner of AI PAVE & Cy S.C.Sp. See footnote (1).
(6)Includes 163,876 ordinary shares held by AI PAVE (Luxembourg) Management & Cy S.C.Sp. for the benefit of Mr. Burwell that have vested or will vest within 60 days of March 27, 2026, subject to vesting under the applicable award agreement.

(7)Includes 18,000 ordinary shares purchased in multiple transactions ranging from $16.85 to $17.06, inclusive, by the Tracey Massey Revocable Trust, of which Ms. Massey is the sole trustee; 112,868 shares held by AI PAVE (Luxembourg) Management & Cy S.C.Sp. for the benefit of Ms. Massey that have vested or will vest within 60 days of March 27, 2026, subject to vesting under the applicable award agreement; and 94,988 restricted share units (“RSUs”). Each RSU represents a contingent right to receive one ordinary share that has vested or will vest within 60 days of March 27, 2026, subject to vesting under the applicable award agreement.

(8)Includes 92,940 ordinary shares held by AI PAVE (Luxembourg) Management & Cy S.C.Sp. for the benefit of Ms. Zitting that have vested or will vest within 60 days of March 27, 2026, subject to vesting under the applicable award agreement, and 21,912 RSUs. Each RSU represents a contingent right to receive one ordinary share that has vested or will vest within 60 days of March 27, 2026, subject to vesting under the applicable award agreement.

(9)Includes 22,835 phantom share units. Each phantom share unit represents the right to receive, on a 1-for-1 basis, the value of one ordinary share, payable in cash or shares upon settlement, at the election of NIQ, that has vested or will vest within 60 days of March 27, 2026, subject to vesting and payment terms under the applicable award agreements.

(10)Does not include ordinary shares beneficially owned by the Advent Shareholder.

(11)Includes 21,260 ordinary shares held by AI PAVE (Luxembourg) Management & Cy S.C.Sp. for the benefit of Ms. Harris Mason subject to vesting under the applicable award agreement.

(12)Includes 5,523 phantom share units. Each phantom share unit represents the right to receive, on a 1-for-1 basis, the value of one ordinary share, payable in cash or ordinary shares upon settlement, at the election of NIQ, that has vested or will vest within 60 days of March 27, 2026, subject to vesting and payment terms under the applicable award agreements. Does not include ordinary shares beneficially owned by NIM.

(13)Includes 7,297 RSUs. Each RSU represents a contingent right to receive one ordinary share that has vested or will vest within 60 days of March 27, 2026, subject to vesting under the applicable award agreement.

(14)Includes 22,379 ordinary shares held by AI PAVE (Luxembourg) Management & Cy S.C.Sp. for the benefit of Mr. Lachman that have vested or will vest within 60 days of March 27, 2026, subject to vesting under the applicable award agreement, and 87,697 ordinary shares previously held by AI Global Investments (Netherlands) PCC Limited-PAVE Cell that Mr. Lachman received upon redemption of partnership units of AI PAVE (Luxembourg) Co-Investment Management & Cy S.C.Sp in January 2026.

(15)Includes 2,186 ordinary shares held by AI PAVE (Luxembourg) Management & Cy S.C.Sp. for the benefit of Ms. Lempres that have vested or will vest within 60 days of March 27, 2026, subject to vesting under the applicable award agreement.

(16)Does not include ordinary shares beneficially owned by the KKR Shareholder.

(17)Does not include ordinary shares beneficially owned by the Advent Shareholder.

(18)Includes 55,914 ordinary shares held by AI PAVE (Luxembourg) Management & Cy S.C.Sp. for the benefit of Mr. Rawlinson that have vested or will vest within 60 days of March 27, 2026, subject to vesting under the applicable award agreement.

(19)Includes 21,260 ordinary shares held by AI PAVE (Luxembourg) Management & Cy S.C.Sp. for the benefit of Ms. Simonelli that have vested or will vest within 60 days of March 27, 2026, subject to vesting under the applicable award agreement.

(20)Does not include ordinary shares beneficially owned by the Advent Shareholder.

SHAREHOLDER PROPOSALS FOR OUR 2027 ANNUAL GENERAL MEETING
Shareholder Proposals Included in Proxy Statement
In order to be considered for inclusion in our proxy statement and proxy card relating to our 2027 annual general meeting pursuant to our Articles of Association and Rule 14a-8 promulgated under the Exchange Act, shareholder proposals must be received by our Secretary at the address of our principal executive offices no later than close of business on December 10, 2026, which is 120 days prior to the first anniversary of the mailing date of this proxy statement, unless the date of our 2027 annual general meeting is changed by more than 30 days from the anniversary of the AGM, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials.
Shareholder Proposals Not Included in Proxy Statement
In addition, our Articles of Association establish an advance notice procedure for shareholders proposals, including director nominations, for action at an annual general meeting other than those to be included in our proxy statement. The required notice must be delivered by the shareholder and received by our Company Secretary at our registered office, or at such other address as our Company Secretary may designate, and must otherwise meet the requirements set forth in our Articles of Association. Such shareholder proposals intended to be presented at our 2027 annual general meeting but not included in the proxy statement must be received by us no earlier than close of business December 10, 2026, which is 120 days prior to the first anniversary of the mailing date of this proxy statement, and no later than close of business January 9, 2027, which is 90 days prior to the first anniversary of the mailing date of this proxy statement unless the date of our 2027 annual general meeting is changed by more than 30 days from the anniversary of the AGM, in which case, the deadline for such proposals will be the close of business on the day that is not less than the later of:
(a)150 days prior to the day of the contemplated annual general meeting; or
(b)10 days after the day on which public announcement of the date of the contemplated annual general meeting is first made by the Company.
In addition to satisfying the requirements under our Articles of Association, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of our shares entitled to vote on the election of directors in support of director nominees other than our nominees) to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to our principal executive offices no later than 60 calendar days prior to the anniversary date of the AGM (for our 2027 annual general meeting, no later than March 27, 2027). However, if the date of our 2027 annual general meeting is changed by more than 30 calendar days from the anniversary of the AGM, then notice must be provided by the later of 60 calendar days prior to the date of our 2027 annual general meeting and the 10th calendar day following the day on which public announcement of the date of our 2027 annual general meeting is first made.

Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

In no event shall any adjournment or postponement of an annual general meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.
Shareholders should consult our Articles of Association for the various procedural, informational and other requirements.
Any proposals, notices or information about proposed director candidates should be sent to the principal executive offices of NIQ Global Intelligence plc, 200 West Jackson Boulevard, Chicago, Illinois 60606, Attention: Company Secretary.

DISCLOSURE OF INTERESTS
Under the Irish Companies Act, persons must notify us if, as a result of a transaction, they will become interested in 3% or more of our shares or, if as a result of a transaction, the person who was interested in 3% or more of our shares ceases to be so interested. Where a person is interested in 3% or more of our shares, that person must notify us of any alteration in their interest that brings their total interest through the nearest whole percentage, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of that person’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the person’s interests that gave rise to the notification requirement. If a person fails to comply with these notification requirements, the person’s interest with respect to any of our ordinary shares that it holds will not be enforceable, either directly or indirectly. However, such person may apply to the Irish High Court to have the rights attaching to such shares reinstated.

HOUSEHOLDING OF AGM MATERIALS
Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple shareholders sharing an address unless contrary instructions have been received. We will promptly deliver to you a separate copy of the notice and, if applicable, the proxy materials and our 2025 Annual Report, if you write or call us at NIQ Investor Relations, NIQ Global Intelligence plc, 200 West Jackson Boulevard, Chicago, Illinois 60606, telephone: 312-583-5100, e-mail: investor.relations@nielseniq.com. If you would like to receive separate copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

OTHER MATTERS
We do not know of any business that will be presented for consideration or action by the shareholders at the AGM other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

PROXY CARD

NIQ GLOBAL INTELLIGENCE PLC
200 WEST JACKSON BOULEVARD
CHICAGO, IL 60606

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so that it is received by the day before the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82919-P44854

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NIQ GLOBAL INTELLIGENCE PLC

Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be a shareholder(s) of the Company. A proxy is required to vote in accordance with any instructions given to him/her. Completion of a form of proxy will not preclude a member from attending and voting at the meeting.

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Against**	**Abstain**
1a. Gabriela Weiss	☐	☐	☐
1b. Racquel Harris Mason	☐	☐	☐
1c. Charlotte Simonelli	☐	☐	☐
1d. Todd Lachman	☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. To approve, on an advisory basis, the frequency of the vote to approve the compensation of the Company's named executive officers	☐	☐	☐	☐

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

The proxy card, when properly executed, will be voted as directed therein for the undersigned shareholder. **Where the proxy card is properly executed and returned and no such direction is made, the proxy will be voted FOR the proposals.** You can instruct your proxy not to vote on a resolution by inserting an "x" in the box under "Abstain". Please note than an abstention is not a vote in law and will not be counted in the calculation of the proportion of votes for and against a resolution. It will however be counted towards the determination of a quorum at the Annual General Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice of Annual General Meeting, the Proxy Statement, and Form 10-K are available at www.proxyvote.com.

V82920-P44854

NIQ GLOBAL INTELLIGENCE PLC
ANNUAL GENERAL MEETING OF SHAREHOLDERS
May 21, 2026 3:00 p.m. Irish local time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) John Blenke (Chief Legal Officer) and Ruth Ducena (Deputry Chief Legal Officer), and any such other persons as may be designated by Jim Peck (our Chairman and CEO), as proxies with full power of substitution and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of NIQ GLOBAL INTELLIGENCE PLC that the undersigned shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 3:00 p.m. Irish local time, on Thursday, May 21, 2026, at offices of Arthur Cox LLP at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland (including any motion to amend the resolutions proposed at the meeting and any motions to adjourn the meeting), and any adjournment or postponement thereof.

If you wish to appoint as proxy any other person or persons, please contact the Company Secretary. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated on the reverse side and at the discretion of the proxy upon such other matters as may properly come before the Annual General Meeting (or any adjournment or postponement thereof).

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

The signer hereby acknowledge(s) receipt of the Notice of the 2026 Annual General Meeting of Shareholders and accompanying Proxy Statement.

Continued and to be signed on reverse side

Your **Vote** Counts!

NIQ GLOBAL INTELLIGENCE PLC

2026 Annual General Meeting
Vote by May 20, 2026
11:59 PM ET

NIQ GLOBAL INTELLIGENCE PLC
200 WEST JACKSON BOULEVARD
CHICAGO, IL 60606

V82929-P44854

You invested in NIQ GLOBAL INTELLIGENCE PLC and it's time to vote!

You have the right to vote on proposals being presented at the Annual General Meeting. **This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 21, 2026.**

Get informed before you vote

View The Notice of Annual General Meeting, the Proxy Statement, and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 7, 2026 to facilitate timely delivery. The Company's 2025 Irish financial statements will be available no later than April 29, 2026 on our investor relations website at http://investors.nielseniq.com/financials/annual-reports. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Requests, instructions, or other inquiries sent to this email address will not be forwarded to your investment advisor or broker.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

May 21, 2026
3:00 p.m. Irish local time

*Please check the meeting materials for any special requirements for meeting attendance. If you are attending the meeting in person, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	To elect, by separate resolutions, the following four Class I director nominees to the board of directors, to serve until the conclusion of the Company's 2029 annual general meeting: **Nominees:**	
	1a. Gabriela Weiss	For
	1b. Racquel Harris Mason	For
	1c. Charlotte Simonelli	For
	1d. Todd Lachman	For
2.	To ratify, in a non-binding advisory vote, the selection of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending December 31, 2026 and to authorize, in a binding vote, the board of directors, acting through the audit committee, to set the independent auditor's remuneration	For
3.	To approve, on an advisory basis, the compensation of the Company's named executive officers	For
4.	To approve, on an advisory basis, the frequency of the vote to approve the compensation of the Company's named executive officers	1 Year
5.	To authorize the Company and/or any subsidiary of the Company to make market purchases of ordinary shares of the Company	For
6.	To determine the price range at which the Company can re-allot treasury shares	For
7.	To approve the capital reduction and the creation of distributable reserves	For

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

The proxy card, when properly executed, will be voted as directed therein for the undersigned shareholder. **Where the proxy card is properly executed and returned and no such direction is made, the proxy will be voted FOR the proposals.** You can instruct your proxy not to vote on a resolution by inserting an "x" in the box under "Abstain". Please note than an abstention is not a vote in law and will not be counted in the calculation of the proportion of votes for and against a resolution. It will however be counted towards the determination of a quorum at the Annual General Meeting.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

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